                                                                    EXHIBIT 10.3

Confidential treatment has been requested for portions of this Exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as (******). A complete version of this Exhibit has been filed separately with the Securities and Exchange Commission.

                                   ----------

                           TRADEMARK LICENSE AGREEMENT

                                     BETWEEN

                            TOMMY BAHAMA GROUP, INC.

                                       AND

                       PHOENIX DELAWARE ACQUISITION, INC.

                                   ----------

                                      INDEX

Section 1.    Definitions
Section 2.    Grant of License
SECTION 3.    Sale of Licensed Products
Section 4.    Approval of Licensed Products
Section 5.    Licensor's Use of Licensed Product
Section 6.    Minimum Net Sales
Section 7.    Guaranteed Royalty & Earned Royalty
Section 8.    Sales & Royalty Reports
Section 9.    National Advertising & Marketing Support
Section 10.   Advertising, Marketing, Promotions & Packaging Approval
Section 11.   Media Approval
Section 12.   Duration of Approvals
Section 13.   Tommy Bahama Marks
Section 14.   Confidential & Proprietary Information
Section 15.   Payments
Section 16.   Notices & Other Communications
Section 17.   Records & Inspection
Section 18.   Manufacturing, Compliance & Code of Conduct
Section 19.   Assignment, Changes of Control
Section 20.   Termination
Section 21.   Indemnity & Disclaimer
Section 22.   Insurance & Loss
Section 23.   Joint Venture
Section 24.   Force Majeure
Section 25.   Choice of Law & Forum
Section 26.   Compliance With Laws
Section 27.   Waiver
Section 28.   Validity
Section 29.   Entire Agreement
Section 30.   Reservation of Rights
Section 31.   Exhibits
Section 32.   Survival
Section 33.   Interpretation

                                    EXHIBITS

A. Authorized Licensed Trademarks
B. Authorized Licensed Products And Territories
C. Contract Term
D. Sales of Licensed Products to TB Retail Stores
E. Minimum Net Sales
F. Guaranteed Royalty
G. Earned Royalty
H. Branded Marketing Materials
I. Approved Additional Licensors, Brands and Logos of Licensee
J. Approved Retailers
K. Quarterly Royalty Statements
L. Statement of Estimated Monthly Net Sales
M. Advertising Policy
N. Notice to Third Parties
O. Supplier Agreement and Certification

                                LICENSE AGREEMENT

          This License Agreement ("Agreement") made and entered into this 3rd day of August, 2005 ("Effective Date"), by and between the Tommy Bahama Group, Inc., with its principal place of business at 1071 Avenue of the Americas, 11th Floor, New York, New York 10018 ("Licensor"), and Phoenix Delaware Acquisition, Inc., a Delaware corporation with its principal place of business at 5759 Fleet Street, Suite 220, Carlsbad, California 92008 ("Licensee").

                                    RECITALS

          A. Licensor is the owner of the well-known TOMMY BAHAMA(R) trademark and related intellectual-property rights which prior to the date hereof it licensed to Paradise Shoe Company LLC ("Paradise") for the manufacture, advertising, promotion, sale, offering for sale, and distribution of Licensed Products (defined below) and related promotional and packaging which constituted Paradise's sole business.

          B. Concurrently herewith Paradise, Paradise' members and Licensee have executed and delivered to one another an Asset Purchase Agreement pursuant to which Licensee has purchased from Paradise all of Paradise's assets and business. Licensor is a 50% member of Paradise and is receiving a portion of the proceeds from such sale.

          C. Pursuant to and as contemplated by the Asset Purchase Agreement, concurrently herewith, Licensor and Paradise have terminated the license agreement between them with respect to the TOMMY BAHAMA(R) trademark and related intellectual-property rights and Licensor and Licensee have executed and delivered this Agreement so that Licensee shall have the right to use the trademark TOMMY BAHAMA, and other trademarks and service marks attached to this Agreement as "Exhibit A" and related rights pertaining to each of them (the "TOMMY BAHAMA Marks"), within the Territory (as defined in "Exhibit B") on the terms and conditions herein.

          In consideration of the mutual promises and conditions contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   DEFINITIONS

     1.1. "Affiliate" shall mean, for any party, its officers, directors, parents, corporations, subsidiary corporations, partnerships, joint ventures or other entities (whether incorporated or not) substantially under the control or direction of the party and with respect to Licensor only, its shareholders.

     1.2. "Close-Outs" shall mean second quality, irregular, out of season or damaged Licensed Products that remain merchantable, or Licensed Products which are sold for more than ****** percent (******%) below the suggested wholesale price.

     1.3. "Code of Conduct" shall mean Licensor's written policy governing issues related to employment, working conditions, the environment and human dignity and other issues. The Code of Conduct is attached hereto as "Addendum 1 to Exhibit O" and by this reference incorporated herein.

     1.4. "Competing Event" shall mean any event by which Licensee shall become a competitor in the Normal Channels of Distribution with an "island lifestyle" product or category of products included in the Licensed Products, whether by acquisition, internal development or otherwise.

     1.5. "Confidential Information" shall mean secret or proprietary information of, or data maintained as confidential by either party. It shall include, without limitation, the terms and conditions of this Agreement (except to the extent that such terms and conditions must be disclosed pursuant to U.S. Securities and Exchange Commission requirements, and if so, the parties will use best efforts to forgo disclosing sensitive financial information), Licensor Designs, information concerning products, techniques, developments, product plans, equipment, inventions, patent applications, ideas, designs, processes, methods, research, sales, licensing, customers, operations and work product of Licensor or its Affiliates. Nothing shall be considered Confidential Information which (i) either party learns from other sources which have a right to that information free from confidentiality restrictions; (ii) is available to the public or readily discernible from information available to the public; (iii) enters the public domain other than through the actions or inactions of either party; or (iv) is independently developed by either party without reference to, or reliance on, the Confidential Information. In the event any item of Confidential Information is subject to required disclosure pursuant to any order, judgment, ruling or degree, despite the terms of this Agreement, the involved party shall immediately notify the other party, which shall have the right to seek a protective order or similar relief.

     1.6. "Contract Term" shall mean the term of this Agreement, as set forth on Exhibit C, unless sooner terminated in accordance with the terms of this Agreement. Any renewal or extension that may be granted in the future deemed included in the Contract Term.

     1.7. "Contract Year" shall mean a period of twelve (12) successive months commencing on any first day of June during the Contract Term, except that the first Contract Year shall commence on the Effective Date and shall continue until May 31, 2007.

     1.8. "Designated Agency" shall mean an advertising agency selected by Licensor for the creation and development of advertising and marketing themes, concepts and ideas,

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          including, without limitation, creative content for Licensed Product designs, color combinations and styles relating to the TOMMY BAHAMA Marks.

     1.9. "Design Documentation" shall mean color strike-offs, photographs or drawings of sample Licensed Products, together with line plans, all other artwork, specifications, sketches, renderings, samples, marketing and pricing information, cost analyses and similar materials relating to the proposed Licensed Products.

     1.10. "Design Rights" shall mean any Licensee-developed trademarks, logos, copyrights, sketches, schematics, technical drawings, or technical properties that are specifically developed for the Licensed Products and are incorporated into, or used in connection with, Licensed Products. Design Rights do not include Licensee-owned trademarks, technical or design patents, trade-names, service marks or logos existing as of the Effective Date and used in connection with Licensed Products in a manner permitted under the terms of this Agreement, nor do they include trademarks, logos, technical properties or patents that were developed for parties other than the Licensor but are still used in connection with the Licensed Products as permitted under the terms of this Agreement.

     1.11. "Distributor" shall mean a party that may reasonably be expected to sell merchandise of the kind and character of the Licensed Products to persons or entities other than consumers.

     1.12. "Earned Royalty" shall mean, for each Contract Year, the amount of money Licensee shall pay to Licensor in consideration for the grant of this license. Such amount is calculated as a percentage of Net Sales, specified in "Exhibit G."

     1.13. "Expiration Date" shall mean the date upon which the Agreement ends because of the end of the Contract Term.

     1.14. "Guaranteed Royalty" shall mean, for each Contract Year, the minimum royalty payment to be made to Licensor by Licensee, as specified in "Exhibit F," regardless of actual Net Sales.

     1.15. "Licensed Product" shall mean any Product, as specified in "Exhibit B," for which rights are granted to Licensee under this Agreement, and bear the TOMMY BAHAMA Marks, or incorporate Licensor Designs or Design Rights. Regardless of the extent to which a Licensed Product incorporates any Licensor Design or Design Rights, it shall be a unique, exclusive design.

     1.16. "Licensor Designs" shall mean styles, designs, patterns, color combinations, design and marketing directions, and seasonal concepts, supplied by Licensor.

     1.17. "Marketing Support" shall mean costs of showroom displays and all other branded marketing and promotional materials created and developed by or on behalf of Licensee to be used to promote the distribution and sale of Licensed Products to the trade. Notwithstanding the foregoing, Marketing Support does not include costs associated with in-store seminars.

     1.18. "Minimum Net Sales" shall mean, for any Contract Year, the amount of Net Sales which would produce the applicable Guaranteed Royalty for such Contract Year as a percentage of such amount.

     1.19. "National Advertising" shall mean advertisements, brochures, catalogs and similar marketing materials published and distributed to consumers; included in publications intended for consumers; or broadcast through television, the Internet, radio or other media; that are designed and intended to promote the sale of Licensed Products, including point-of-purchase displays for use by retailers and marketing and promotional pieces provided to retailers for use in sales promotions to consumers.

     1.20. "Net Sales" shall mean the invoiced billing price of all Licensed Products sold and shipped by Licensee to its customers, excluding only federal and state taxes, tariffs, freight, returns evidenced by credit memoranda, normal trade discounts, and sales allowances. For purposes of determining the Earned Royalty and meeting Minimum Nets Sales, regardless of how much the foregoing deductions amount to, Licensee shall not deduct from Net Sales an amount that would exceed ****** percent (******%) of annual gross sales of Licensed Products. Notwithstanding the previous sentence, if the deduction percentage is materially skewed by a larger than average return volume by Licensor of Licensed Products in any given Contract Year, which is outside the normal course of business, a greater percentage of allowed deductions will be mutually agreed upon between the parties. No deduction may be made for early payments, bad debts, advertising allowances or special promotions of any kind or for costs incurred in manufacture, sales, advertising or promotion.

     1.21. "Prime Rate" shall mean the prime rate of interest charged by SunTrust Bank, Atlanta, Georgia or any successor institution, as published in the Wall Street Journal for the applicable period.

     1.22. "Monthly Statement" shall mean a combination sales and royalty statement issued by Licensee to Licensor with respect to each calendar month during the Contract Term. If the initial or last Monthly Statement shall be for a period less than a calendar month, it shall be issued with respect to that shorter period.

     1.23. "Regular Price" shall mean Licensed Products sold for the suggested wholesale price, or for a price which is no more than a ****** percent (******%) discount from the suggested wholesale price.

     1.24. A "Sale" shall occur when Licensed Products are invoiced by Licensee to its customers.

     1.25. "Sell-Off Period" shall mean the first six (6) months following the expiration or termination of this Agreement.

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     1.26. "Termination Date" shall mean the date upon which the Agreement ends due to any other cause except expiration of the Term.

2.   GRANT OF LICENSE

     2.1. Licensor hereby grants to Licensee a nontransferable, non-assignable (except as permitted hereby), non-divisible, and exclusive (as limited by Section 2.2) license, without the right to grant sublicenses, to use the TOMMY BAHAMA Marks, solely in the Territory and solely on or in connection with the manufacture, advertising, promotion, sale, offering for sale, and distribution of Licensed Products and related promotional and packaging material during the Contract Term of this Agreement or until this Agreement is sooner terminated as hereinafter set forth. Notwithstanding the previous sentence, the license shall be non-exclusive for the last one hundred and twenty (120) days of the Contract Term for which no extension is available under the terms of this Agreement. Nothing in the foregoing shall limit the rights of Licensor or Licensor's Affiliates with respect to the TOMMY BAHAMA Marks outside of the Territory.

     2.2. Notwithstanding Section 2.1, Licensor shall have the right to manufacture and sell Licensed Products ("Special Make-Up Products") and other products containing the TOMMY BAHAMA Marks in the Territory, through stores and websites owned, controlled, or operated by Licensor ("TB Store(s)"). The foregoing is subject to Licensee's first right of refusal to present a proposal to manufacture and sell Special Make-Up Products to Licensor. Such proposal must be submitted within twenty
          (20) days of request from Licensor, and shall include a general business plan, manufacturing minimums and pricing. Licensor has five
          (5) days to review such proposal and notify Licensee of its decision. If Licensor elects to source the Special Make-Up Products itself, Licensor agrees to give Licensee the reasonable right to "match" a proposal made by another potential manufacturer of the Special Make-Up Products, and if Licensee matches the proposal, then Licensor shall purchase the Special Make-Up Products from Licensee, pursuant to the terms of the matched proposal. The parties acknowledge that the production of Special Make-Up Products is an activity that is anticipated to occur on an occasional basis, and not with great frequency throughout the Term of the Agreement. The parties agree that all TB Store Licensed Products sold Licensor shall be non-returnable. For avoidance of doubt, neither the foregoing nor anything else permits Licensor nor any Licensor Affiliate to manufacture or sell Licensed Product to Distributors or the wholesale market within the Territory.

     2.3. All Licensed Products shall bear at least one of the TOMMY BAHAMA Marks and no Licensed Products shall be sold or otherwise distributed under any marks other than the TOMMY BAHAMA Marks. Licensor reserves all rights to the TOMMY BAHAMA Marks except as specifically granted herein to Licensee, and Licensor may exercise such reserved rights at any time.

     2.4. Licensee shall use reasonable efforts to sell and promote the Licensed Products in the Territory while maintaining the high standard, quality, image and prestige represented by the TOMMY BAHAMA Marks and consistent with the channels of distribution specified in "Exhibit J."

     2.5. Licensee agrees to exercise reasonable efforts to present the Licensed Products Territory-wide to the trade in the number of styles or designs reasonably anticipated under this Agreement.

     2.6. The parties acknowledge that it is in their mutual best interest to maintain inventory and periodically refresh attractive displays of Licensed Products at each of the TB Stores. The terms and conditions for sales of Licensed Products to TB Stores are set forth on Exhibit D.

     2.7. Licensee shall also make available to Licensor and its retail accounts (other than TB Stores), the opportunity to purchase reasonable quantities of Licensed Products for ultimate retail sale to consumers and for marketing, promotional, and sales-incentive purposes. Licensee agrees that such Licensed Products will be made available throughout the Contract Term and the Sell-Off Period for purchase by Licensor and its retail accounts at Licensee's lowest then-applicable wholesale sales price, in accordance with Licensee's standard dealer terms and conditions, the terms of which shall not be inconsistent with this Agreement.

     2.8. During the Contract Term, Licensee or any Licensee Affiliate may not engage in any Competing Event without the prior written approval of Licensor. Attached to this Agreement as "Exhibit I" is a list of current licensors, brands and logos, of Licensee or its Affiliates; each of those licensors is deemed approved by Licensor regardless of any existing Competing Event. During the Contract Term, however, Licensee shall provide notice, pursuant to the notice provisions in this Agreement, to Licensor seeking written approval of any proposed Competing Event. If Licensor should fail to respond, in writing, within the first fifteen (15) business days after Licensee's notice, Licensee shall provide a second notice of the proposed Competing Event, pursuant to the notice provisions in this Agreement. Licensor shall then have five (5) additional business days to approve or disapprove, in writing, the potential Competing Event. Failure of the Licensor to respond to a request for approval under this Section 2.8 within the combined thirty (30) business day period shall be deemed approval by Licensor of the request. Licensor may require that Licensee provide Licensor with such additional documentation as shall be reasonably necessary to facilitate Licensor's analysis of the proposed Competing Event. Delay by Licensee in providing the additional documentation shall toll the time for Licensor to respond to the notice.

     2.9. Licensee shall at all times employ one full-time National Sales/Brand Manager who shall be dedicated to the sale of Type C (specified on "Exhibit B") Licensed Product. Said National Sales/Brand Manager must be approved by Licensor and have significant experience in selling products similar to the Licensed Products. Additionally, Licensee shall at all times employ at least one full-time Designer/Merchandiser (plus as many other designers / merchandisers as needed) who is dedicated to the design and merchandising of Type C Licensed Product. Said Designer/Merchandiser must be approved by Licensor and have significant experience in designing and merchandising products similar to the Licensed Products. Licensee shall at all times employ one full-time National Sales/Brand Manager who shall be dedicated to the sale of Type D (specified on "Exhibit B") Licensed Product, and who has significant experience in selling products similar to the Licensed Products. Said National Sales/Brand Manager must be approved by Licensor, which approval may be granted upon request pursuant to the notice provisions in this Agreement. In the process of reviewing such a request, Licensee shall allow Licensor the opportunity to meet with the candidate and review credentials. If Licensor should fail to respond in writing to a request for any such approval within the first five (5) business days after the request is first submitted, Licensee shall provide a second notice of the request, pursuant to the notice provisions in this Agreement and Licensor shall have ten (10) additional business days to approve or disapprove, of the candidate in writing. Additionally, Licensee shall at all times employ at least one full-time Designer/Merchandiser (plus as many other designers / merchandisers as needed) who is dedicated to the design and merchandising of Type D Licensed Products, and has significant experience in designing and merchandising products similar to the Licensed Products. Said Designer/Merchandiser must be approved by Licensor in accordance with the same request, notice and approval procedures set forth above for the National Sales / Brand Manager. If at any time Licensee decides to appoint a "President" (or similar responsibility level) of its "Tommy Bahama" division (overseeing all of the Licensed Products), such individual must be approved by Licensor in accordance with the same request, notice and approval procedures set forth above for the National Sales / Brand Manager and Designer / Merchandiser.

     2.10. Licensor and its Affiliates may, but shall not be obligated to, supply Licensee with Licensor Designs. Licensee agrees that Licensor Designs shall be utilized by Licensee only in the production, advertisement, marketing, promotion, distribution and sale of Licensed Products. If Licensee shall retain or employ any subcontract manufacturer other than an Affiliate of Licensee, each such manufacturer shall be provided with a written notice in the form set forth in "Exhibit N," notifying that manufacturer that Licensor Designs may be used only in compliance with the requirements of this agreement, and that any violation by the manufacturer of these restrictions shall be grounds for immediate termination of the manufacturer's services for Licensee relating to Licensed Products, in addition to Licensor's right to seek damages from each subcontract manufacturer for the use of Licensor's Designs not in conformance with the terms of this agreement. Licensee shall monitor the completion of, and be accountable to Licensor for, the subcontract manufacturers' notices; copies of each shall be supplied to Licensor within ten (10) days of its receipt by Licensee.

3.   SALE OF LICENSED PRODUCTS

     3.1. Licensee agrees that Licensed Products, including Close-outs, shall be distributed for retail sale only through better specialty stores, national buying groups, department stores and mail-order catalogs which are appropriate for the superior reputation, quality-control standards and public image of the TOMMY BAHAMA Marks ("Normal Channels of Distribution"). Licensee agrees to distribute Licensed Products, including Close-Outs, only to those retailers that are listed on "Exhibit J" and any other customer approved hereafter by Licensor. Before any order from any other prospective customer is accepted, including, but not limited to, internet retailers, Licensee shall submit an Additional Authorized Retailer Request Form (set forth on Addendum 1 to Exhibit J), to notify Licensor of the identity of the customer and provide sufficient information to enable Licensor to determine whether it is acceptable. Approval or disapproval of additional authorized retailers shall be determined on a case-by-case basis and provided by Licensor in writing. Approval of any retail account may be withdrawn by Licensor, on sixty (60) days advance written notice to Licensee pursuant to the notice requirements set forth in this Agreement, at any time if Licensor determines that advertising, marketing, promotion or sales by that retail account shall have been, or shall have become, inconsistent with the reputation, quality-control standards and public image of the TOMMY BAHAMA Marks. In the event that Licensor withdraws any such approval, Licensee may continue to sell to such customer until all pending orders have been filled. However, Licensee may not accept any new orders from the customer whose approval has been withdrawn after written notice of the withdrawal has been provided by Licensor in accordance with the foregoing.

     3.2. Licensee expressly agrees that Licensee shall not distribute or sell Licensed Products, including Close-Outs, to any Distributor (other than its own contract sales affiliates), and Licensee shall distribute and sell Licensed Products, including Close-Outs, only through its Normal Channels of Distribution and only for accounts directly reselling to consumers.

     3.3. Except with Licensor's prior written approval, all Close-Outs may be disposed of by Licensee through its Normal Channels of Distribution for Close-Outs, as described in "Exhibit J" and hereafter approved in accordance with Section 3.1. However, damaged and / or irregular Close-outs must be clearly marked as such, and remain of a quality not inconsistent with the quality-control standards of Licensor. All royalties due with respect to Close-outs shall be paid as required under this Agreement.

     3.4. Licensor shall use commercially reasonable efforts to provide to Licensee contacts, make introductions and provide addresses of anyone who is selling TOMMY BAHAMA apparel or other products.

4.   APPROVAL OF LICENSED PRODUCTS

     4.1. Licensor shall have the right to approve or disapprove in advance of sale the general design, quality, style, colors, appearance, material and workmanship of all Licensed Products, and to approve or disapprove in advance any brands, endorsements, trademarks, service marks, trade names, designs and logotypes, (whether included in the TOMMY BAHAMA Marks or not) used in connection with Licensed Products. Licensee shall not show, distribute or sell any Licensed Product which has not been approved in advance by Licensor in accordance with the terms of this Agreement. Licensor reserves the right to revoke approval of Licensed Products that were approved in previous seasons, however, Licensor agrees to that it will not do so unless Licensor reasonably concludes that such Licensed Products no longer reflect the taste, style, or quality associated with the TOMMY BAHAMA Marks. If Licensor revokes approval in accordance with the previous sentence, Licensee shall still be allowed to close out open orders of such Licensed Products, and to sell them off for a period of one (1) year from the date which such approval was revoked.

     4.2. The parties acknowledge that it may not be practical for Licensee to submit actual samples of Licensed Products to Licensor for Licensor's examination and approval or disapproval. Licensee shall submit Design Documentation to Licensor at its New York address set forth below, at no cost or expense to Licensor. Licensee's submissions shall include, in addition, evidence or notations of the use of labels, tags or other form of identification proposed to be used on Licensed Products. Licensee shall submit Design Documentation to Licensor at least ninety
          (90) days prior to production of the applicable Licensed Products. If Licensor should fail to respond, in writing, within the first twenty
          (20) business days after Licensee's submission of the Design Documentation, Licensee shall resubmit the Design Documentation pursuant to the notice provisions in this Agreement. Licensor shall then have ten (10) additional business days to approve or disapprove, in writing, the Design Documentation. Failure of the Licensor to respond to a request for approval, in writing, under Section 4.2 within the combined thirty (30) business day period shall be deemed approval by Licensor of the Design Documentation. If Licensor reasonably desires additional information with respect to the design, fabrication or manufacture of any affected Licensed Product, Licensee agrees to provide that additional information. Delay by Licensee in providing the additional information shall toll the period for Licensor to provide a written response to the request to approve the Design Documentation. If any item is disapproved, in each case, Licensee will be advised of the specific reasons. Upon request, Licensee shall reimburse Licensor for any import duties, shipping charges or other costs or expenses incurred by Licensor in connection with delivery of samples to Licensor.

     4.3. In the event any Licensed Product is disapproved, Licensee agrees to consult with Licensor regarding Licensor's objections and any changes or modifications proposed by Licensor, and will, within thirty (30) days following receipt of Licensor's disapproval, use good-faith efforts to make mutually agreeable modifications or adjustments. In the event of a dispute between Licensor and Licensee regarding any Licensed Product, Licensor will have final control and approval with respect to the style, overall design, decorative details, engineering, structural integrity, production capabilities, manufacturing efficiencies, materials sourcing, product safety and similar matters.

     4.4. Licensee assigns to Licensor all of Licensee's right, title, and interest in each design developed and used by Licensee (excluding such design elements that are excluded by the definition of Design Rights) in connection with any of the Licensed Products, and all rights associated with them, including, without limitation, all Design Rights. Licensee shall promptly execute and deliver all forms of assignment and other documents as may be reasonably required to transfer to Licensor any of Licensee's rights of ownership in the Design Rights.

     4.5. Licensor shall not unreasonably withhold or delay any approval required hereunder and all requests by Licensee shall be considered by Licensor in good faith.

5.   LICENSOR'S USE OF LICENSED PRODUCT

          For each style, model or variation of each Licensed Product, during the Contract Term, Licensee shall supply Licensor, at no charge and at no cost or expense, with up to five (5) Licensed Products per Contract Year, as Licensor may reasonably request for the marketing or promotional use of Licensor (not for resale), including, but not limited to, use in Licensor's showrooms and trade-show exhibits. In addition, Licensor may purchase Licensed Products from Licensee (at Licensee's manufacturer's cost) for the marketing or promotional use of Licensor (not for resale), including, but not limited to, use in Licensor's showrooms and trade-show exhibits. Upon request by Licensor, Licensee shall promptly provide one sample of all finished products, including hangtags using the TOMMY BAHAMA Marks for intellectual property purposes.

6.   MINIMUM NET SALES

     6.1. With respect to each Contract Year during the Contract Term, Licensee must generate the Minimum Net Sales as set forth on "Exhibit E."

7.   GUARANTEED ROYALTY AND EARNED ROYALTY

     7.1. In consideration for the license granted by the Licensor hereunder, Licensee shall pay to Licensor the Guaranteed Royalty set forth on "Exhibit F" hereto if and to the extent that the Earned Royalty during any calendar quarter (starting June 1 of each Calendar Year) is less than one quarter (1/4th) of the Guaranteed Royalty for the applicable Calendar Year. To the extent that a Guaranteed Royalty payment is due for any calendar quarter, such amount shall be paid following the thirtieth day after the end of such calendar quarter (September 30, December 30, March 30 and June 30). And to the extent that the Earned Royalty exceeds the Guaranteed Royalty for other quarters (before or after) a quarter in which a Guaranteed Royalty payment is due, such Earned Royalty may be applied toward the calculation of Guaranteed Royalty for such quarter.

     7.2. Licensee shall pay to Licensor an Earned Royalty on Net Sales for all Sales of all Licensed Products by Licensee during each Contract Year based on the rates set forth on "Exhibit G" hereto. Earned Royalty payments shall be payable within thirty (30) days following the conclusion of each calendar month. Within each Contract Year, the Earned Royalty is paid as a non-refundable advance towards amount due as Guaranteed Royalty for Licensed Products. No part of any Earned Royalty may be carried forward or backward as a credit from one Contract Year to any other (though it may be carried forward or backward as a credit from one quarter to another within a specific Contract Year, as set forth in Section 7.1), or to any applicable Sell-Off Period. Past-due payments shall bear interest at a per annum rate of interest equal to (a) the Prime Rate plus ****** percent (******%) per annum, or (b) the maximum interest rate permissible under law, whichever is less.

     7.3. All royalties due Licensor shall accrue upon the Sale of the Licensed Products regardless of time of collection by Licensee (subject to credits for returned Licensed Products).

8.   SALES & ROYALTY REPORTS

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     8.1. Promptly following the execution of this Agreement and within twelve
          (12) months prior to the beginning of every subsequent Contract Year during the Contract Term, Licensee will send Licensor its sales projection for that next Contract Year, broken out by month, along with a detailed list of all media placements for Marketing Support.

     8.2. Licensee shall supply Licensor with a Monthly Statement, as shown on "Exhibit K," with respect to all sales of Licensed Products sold during each calendar month. Each Monthly Statement shall be delivered to Licensor within thirty (30) days following the conclusion of the applicable month.

     8.3. In addition, Monthly Statements for the final month of each Contract Year shall include, without limitation, an annual report of the foregoing for the entire Contract Year. The Licensee's Chief Financial Officer shall indicate by signature that s/he has reviewed and agrees with such annual report. On request by Licensor, Licensee shall provide backup and support materials with respect to any item contained in any Quarterly Statement so that Licensor shall have sufficient information to evaluate the sources for any item contained in the Quarterly Statement and to track Licensee's performance under this Agreement.

     8.4. Within thirty (30) days following the end of each calendar quarter, Licensee shall fax to Licensor an Estimated Net Sales Report as detailed on "Exhibit L". This report is:

          A) A re-forecasted estimate of the monthly Net Sales of Regular Price Licensed Products for the remainder of the Licensor's "Fiscal Year" (currently June 1 through May 31).

          B) A re-forecasted estimate of the monthly Net Sales of Close-Out Licensed Products for the remainder of the Licensor's Fiscal Year

     8.5. It is the responsibility of the Licensee to submit the information required by this Agreement on a timely basis as required herein, and in a businesslike manner. It shall not be the responsibility of the Licensor to call, fax, write or otherwise attempt to obtain the required information from Licensee.

9.   NATIONAL ADVERTISING AND MARKETING SUPPORT

     9.1. Licensee shall use good-faith reasonable efforts to provide National Advertising to promote the sale of Licensed Products to consumers throughout the Territory in a manner consistent with the goals and aspirations of the Tommy Bahama brand, and the terms set forth on Exhibits H and M. During each Contract Year, Licensee shall spend no less than ****** percent (******%) of Net Sales of Type C and Type D Licensed Products toward such National Advertising, and must comply with the Marketing Materials approval standards provided in Sections 10, 11 and 12 of this Agreement.

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     9.2. Licensee shall use good-faith reasonable efforts to provide Marketing Support for the Licensed Products throughout the Territory and conform to the Branded Marketing Materials as set forth on "Exhibit H." Licensee may use a portion of the Licensor's New York showroom (at Licensee's expense to be determined based on a percentage of space required and the current rent paid by Licensor) to display and market the Licensed Products, such displays having been approved in advance, in writing by Licensor. During the Contract Term, if Licensee participates in the M.A.G.I.C. Trade Show in connection with the Licensed Products, Licensee agrees to do so only in conjunction with the Tommy Bahama Booth, and to reimburse Licensor for Licensee's pro-rata share of trade show expenses based upon Licensee's square foot usage of the Tommy Bahama Booth, as allocated by Licensor in its sole discretion. The invoice setting forth such expenses shall be paid within thirty (30) days of the date of receipt. Licensee may show Licensed Products at the FFANY and WSA trade shows (and any successor trade shows) and, subject to Licensor's prior written approval, any other industry trade shows. All signage and decor of Licensee's display space at any such trade show is subject to Licensor's prior written approval.

     9.3. Promptly following the execution of this Agreement, and within twelve months prior to the beginning of every subsequent Contract Year, Licensee shall submit for approval by Licensor a written production, sales and marketing plan for the forthcoming Contract Year. Such plan shall be sent in accordance with the notice provisions provided under this Agreement. If Licensor should fail to respond, in writing, within the first twenty (20) days after Licensee's submission, Licensee shall resubmit the production, sales, and marketing plan pursuant to the notice provisions in this Agreement. Licensor shall then have ten (10) additional days to approve or disapprove, in writing, the production, sales, and marketing plan. Failure by the Licensor to respond to a request for approval, in writing, under Section 9.3 within the combined thirty (30) business day period shall be deemed approval by Licensor of the production, sales, and marketing plan. If Licensor reasonably desires additional information with respect to the production, sales, and marketing plan, Licensee agrees to provide that additional information. Delay by Licensee in providing the additional information shall toll the period for Licensor to provide a written response to the request to approve the production, sales, and marketing plan. In the event that Licensor shall disapprove any plan so submitted, Licensee shall have ten (10) days in which to submit a revised written plan. At the written request of Licensee, however, Licensor and Licensee shall discuss in good faith the reasons for that disapproval. The failure to submit a revised written plan in a form satisfactory to Licensor within the above period shall constitute a default under this Agreement, subject to the cure provisions set forth in this Agreement.

10.  ADVERTISING, MARKETING, PROMOTIONS & PACKAGING APPROVAL

     10.1. Before producing, publishing or distributing any National Advertising, market advertising, packaging, or press releases ("Marketing Materials") related to the transactions contemplated by this Agreement or Licensed Products, Licensee shall submit to Licensor for its examination and approval or disapproval, a sample of the Marketing Materials, including text, coloring and a copy of any photograph proposed to be used. If Licensor should fail to respond, in writing, within the first fifteen (15) days after Licensee's submission, Licensee shall resubmit the Marketing Materials pursuant to the notice provisions in this Agreement. Licensor shall then have ten
          (10) additional days to approve or disapprove, in writing, the Marketing Materials. Failure by the Licensor to respond to a request for approval, in writing, under Section 10.1 within the combined thirty (30) business day period shall be deemed approval by Licensor of the Marketing Materials. If Licensor reasonably desires additional information with respect to the Marketing Materials, Licensee agrees to provide that additional information. Delay by Licensee in providing the additional information shall toll the period for Licensor to provide a written response to the request to approve the Marketing Materials. If Licensor objects to any Marketing Materials and delivers written notice of that objection to Licensee within ten (10) days following receipt of the applicable Marketing Materials, Licensee agrees to consult with Licensor regarding its objections and any changes or modifications proposed by Licensor. Licensee shall then make mutually agreeable modifications or adjustments. Licensee shall not make material changes to any approved piece of Marketing Material bearing the TOMMY BAHAMA Marks without consulting with Licensor; however, once approval is obtained for any particular piece of Marketing Material, it shall not be necessary to obtain approval for each separate, substantially similar use of the TOMMY BAHAMA Marks in substantially similar Marketing Materials.

     10.2. All Marketing Materials, and all packaging, labels, and other materials used in connection with the advertising, marketing and sale of Licensed Products, or otherwise used in connection with the transactions under this Agreement, shall make reference only to the TOMMY BAHAMA Marks and shall not include any brands, endorsements, trademarks, service marks, trade names or logotypes other than Licensee's own corporate identifiers, as reasonably appropriate to identify Licensee as either manufacturer or distributor, as the case may be. For the avoidance of doubt, co-branding is not permitted without Licensor's prior written approval.

     10.3. Throughout the Contract Term, Licensor shall continue to designate one advertising agency (currently Foundation of Seattle, Washington) as Licensor's Designated Agency. Licensee shall employ the Designated Agency for the development and sourcing of similar creative content for use by Licensee in the production of Marketing Material and Licensed Products pursuant to this Agreement. Applicable costs and expenses shall be for the account of Licensee. However, Licensee shall have the right to retain any other reputable advertising agency for the placement of advertising for which the creative content shall have been developed by the Designated Agency.

     10.4. Licensed Products shall not be sold or given away by Licensee free of charge or sold or exchanged for nominal value, or authorized by Licensee to be so given away, sold or exchanged, so as to promote the products, services or business of any individual or entity other than Licensee. If Licensee desires to give away or sell for nominal value Licensed Products for the promotion of the products, services or business of any individual or entity other than Licensee, Licensee shall obtain Licensor's written approval prior to any such arrangement, and such approval shall not be unreasonably withheld. Licensee may submit such a request to Licensor in writing, setting forth all of the details of such proposed commercial tie-in or premium use, and Licensor shall have complete discretion in deciding whether or not to waive the foregoing prohibition. If Licensor should fail to respond, in writing, within the first twenty (20) business days after Licensee's submission, Licensee shall resubmit the request pursuant to the notice provisions in this Agreement. Licensor shall then have ten (10) additional business days to approve or disapprove the request in writing. Failure by the Licensor to respond to a request for approval, in writing, under Section 10.4 within the combined thirty (30) business day period shall be deemed approval. by Licensor of the request. If Licensor reasonably desires additional information with respect to the request, Licensee agrees to provide that additional information. Delay by Licensee in providing the additional information shall toll the period for Licensor to provide a written response to the request.

     10.5. Licensee shall adhere to the Advertising Policy as specified in "Exhibit M."

11.  MEDIA APPROVAL

     11.1. Licensee agrees that Licensor shall have the right to approve or disapprove, in advance, each medium of advertising through which Licensee may desire to advertise and promote Licensed Products, and to approve or disapprove, in advance, each individual media vehicle through which Licensee proposes to publish or distribute Marketing Materials relating to Licensed Products. If Licensor should fail to respond, in writing, within the first fifteen (15) days after Licensee's request, Licensee shall resubmit the request to use the proposed medium of advertising pursuant to the notice provisions in this Agreement. Licensor shall then have ten (10) additional days to approve or disapprove, in writing, the request. Failure by the Licensor to respond to a request for approval, in writing, under
          Section 11.1 within the combined thirty (30) business day period shall be deemed approval by Licensor of the use of the proposed medium of advertising. If Licensor reasonably desires additional information with respect to the request to use the proposed medium of advertising, Licensee agrees to provide that additional information. Delay by Licensee in providing the additional information shall toll the period for Licensor to provide a written response to the request. All advertising media and advertising placements shall be consistent with the high quality and prestige of the TOMMY BAHAMA Marks and no less than consistent with the manner in which Licensee markets its own products.

     11.2. Licensee shall submit to Licensor, in advance, written notification of the particular media vehicle in which the Marketing Material would be placed. If Licensor should fail to respond, in writing, within the first fifteen (15) days after Licensee's request, Licensee shall resubmit the request to use the media vehicle pursuant to the notice provisions in this Agreement. Licensor shall then have ten (10) additional days to approve or disapprove, in writing, the request. Failure by the Licensor to respond to a request for approval, in writing, under Section 11.2 within the combined thirty (30) business day period shall be deemed approval by Licensor of the use of the media vehicle. If Licensor reasonably desires additional information with respect to the request, Licensee agrees to provide that additional information. Delay by Licensee in providing the additional information shall toll the period for Licensor to provide a written response to the request to use the media vehicle. If any media vehicle is disapproved, Licensee will be advised of the specific reasons in each case. Once a particular media vehicle has been approved in accordance with this provision, it shall not be necessary to obtain approval for each separate but substantially similar use of that media vehicle. However, if any previously approved media vehicle undergoes a significant change following the date it shall have been approved by Licensor, Licensee shall resubmit that media vehicle to Licensor for its approval pursuant to the approval procedures set forth in this provision.

12.  DURATION OF APPROVALS

     All approvals by Licensor of Marketing Materials and all packaging, labels and materials used in connection with the advertising, marketing and sale of Licensed Products under this Agreement shall have a duration of twelve
     (12) months unless sooner withdrawn pursuant to the terms of any other section of this Agreement. Any continuation of any approval for such materials beyond that period must be requested in writing within thirty
     (30) days prior to the expiration of that period.

13.  TOMMY BAHAMA MARKS

     13.1. During the Contract Term, Licensor shall not grant or sanction any other party to use any mark identical with, or substantially similar to, the TOMMY BAHAMA Marks in a manner which is in conflict with the rights granted to Licensee under this Agreement.

     13.2. Licensee shall have no right, title or interest in the TOMMY BAHAMA Marks except the licensed rights in accordance with this Agreement. Each and every part of the TOMMY BAHAMA Marks is, and shall remain, the sole property of Licensor. Any use by Licensee of any part of the TOMMY BAHAMA Marks, and the goodwill arising from them, shall inure to the benefit of Licensor.

     13.3. During the Contract Term, and at any time thereafter, Licensee shall not contest, raise any objections to the validity of, or attack Licensor's title to, or rights in, the TOMMY BAHAMA Marks.

     13.4. During the Contract Term, and at any time thereafter, Licensee shall not file any application for any mark, or obtain or attempt to obtain ownership of any mark or trade name, in any country of the world, which refers to, or is substantially similar to, any of the TOMMY BAHAMA Marks, and shall promptly notify Licensor if Licensee becomes aware of any attempts to do so by third parties.

     13.5. Licensee shall, at its own expense, take such anti-counterfeiting measures as may be reasonably requested by Licensor from time to time to protect the TOMMY BAHAMA Marks with respect to Licensed Products. In order to monitor and trace the source of any diversion activities, Licensee shall code Licensed Products using state-of-the-art computer or other indelible codes or markings (such as bar codes) consistent with industry standards and acceptable to Licensor.

     13.6. In the event a third party asserts that the TOMMY BAHAMAS Marks, or the sale of Licensed Products (collectively, the "Rights") infringe upon such third party's rights in the Territory, the Licensor, at its sole expense, shall take commercially reasonable actions to protect and validate the Rights including, without limitation, arbitration, mediation and litigation. Licensor shall have the right at any time, and in its sole discretion, to reach a settlement in any action to protect and validate the Rights. If a settlement is reached, or it is determined that the Rights do infringe on such third party's rights, then Licensor shall procure for the Licensee, at the Licensor's expense, the right to continue the manufacturing, marketing, sale and distribution of the Licensed Products in the Territory as contemplated by this Agreement.

     13.7. The parties shall promptly notify the other party in writing of any learned use that may be an infringement or imitation of the TOMMY BAHAMA Marks on articles similar to the Licensed Products, and of any use which may be an infringement or imitation of the related designs, design patents and copyrights in the Territory. In the event a third party is allegedly infringing or threatens to infringe the Rights in the Territory, as determined by the Licensor or the Licensee, the Licensor shall have the first right, but not the obligation to bring an infringement action against any actual or alleged infringer with respect to the TOMMY BAHAMA Marks. Licensor may, in its sole judgment and at its own expense, institute, control, settle, and defend such action and recover any damages, awards, or settlements resulting therefrom. Licensee shall reasonably cooperate and use commercially reasonable efforts to assist Licensor in any such litigation. Licensor shall reimburse Licensee for its out-of-pocket expenses incurred as a result of such cooperation. Any damages, award, or settlement recovered by Licensor shall first be used to reimburse Licensor and Licensee for all reasonable expenses incurred during said litigation. After reimbursement of the aforesaid expenses and costs, all damages representing lost profits shall be allocated to Licensee, and Licensee shall pay the Earned Royalty amount on such profits to Licensor to the extent that equivalent royalties are not specifically allotted in the damage award. Any damages representing royalties shall be allocated solely to Licensor. The remainder of the damages, award or settlement that is attributable to any infringement or alleged infringement in the Territory shall be divided equally between Licensor and Licensee. All other damages, awards, or settlement amount shall be paid to Licensor.

     13.8. If Licensor declines to pursue any action against an actual or alleged infringer for infringement in the Territory, Licensee shall have the right, but not the obligation, to bring an infringement action with respect to the TOMMY BAHAMA Marks against such actual or alleged infringer, either in its own name or in the name of the Licensor. Licensee may, in its sole judgment, and at its own expense, institute, control, settle, and defend such action and recover any damages, awards, or settlements resulting therefrom. Licensor shall reasonably cooperate and use commercially reasonable efforts to assist Licensee in any such litigation. Any damages, award, or settlement recovered by Licensee shall first be used to reimburse Licensee and Licensor for all reasonable expenses incurred during said litigation. The remainder of the damages, award or settlement that is attributable to any infringement or alleged infringement in the Territory shall be divided equally between Licensor and Licensee. All other damages, awards, or settlement amount shall be paid to Licensor.

     13.9. Licensee shall take commercially reasonable action and all actions reasonably requested by Licensor, at Licensor's expense, to prevent or avoid any misuse of the TOMMY BAHAMA Marks or Licensed Products by any of its customers, contractors, sublicensees, suppliers, or other resources. Licensor shall take all actions reasonably requested by Licensee, at Licensee's expense, to prevent any misuse of the TOMMY BAHAMA Marks or Licensed Products.

     13.10. Licensee shall reasonably assist and cooperate with Licensor, at Licensor's expense, in any other efforts to obtain, perfect and protect its rights to the TOMMY BAHAMA Marks in the Territory with respect to the Licensed Products. Licensee shall execute any documents reasonably required by Licensor in connection with the foregoing.

     13.11. Licensee shall cause to be imprinted legibly on each Licensed Product manufactured, distributed or sold under this Agreement, and on all Marketing Materials, labels and tags used in connection with Licensed Products, and any other such materials in which the TOMMY BAHAMA Marks appear, the designation(R)or(TM)as Licensor shall advise as being appropriate and approved by Licensor. The tag or label accompanying each Licensed Product shall contain one of the following notices, as reasonably modified by Licensor from time to time:
          "Manufactured by Tommy Bahama Footwear under license from the Tommy Bahama Group, Inc. TOMMY BAHAMA is a trademark of the Tommy Bahama Group, Inc."; "Manufactured by Tommy Bahama Footwear under license from the Tommy Bahama Group, Inc. TOMMY BAHAMA is a registered trademark of the Tommy Bahama Group, Inc."; or "The TOMMY BAHAMA trademark is used under license from the Tommy Bahama Group, Inc." In addition, Licensee shall file a fictitious business name statement (or "d/b/a") for "Tommy Bahama Footwear" and shall cause "Tommy Bahama Footwear" to be listed in the telephone and business directories along with Licensee's address.

     13.12. Following the termination of the rights granted under this Agreement with respect to the TOMMY BAHAMA Marks, Licensee shall, except as provided in Section 20.2, cease absolutely, and Licensee shall not thereafter manufacture or sell, or have manufactured or sold, any item branded under, or making reference to, the TOMMY BAHAMA Marks, nor shall Licensee publish or display, or authorize or permit the publication or display of, further or additional quantities of any advertising or marketing materials which incorporate the TOMMY BAHAMA Marks

     13.13. Licensor represents and warrants to Licensee as follows:

          (a) Licensor has the corporate power and authority to enter into and perform this agreement. Licensor 's execution and delivery of, and its performance of all of its obligations under, this Agreement have been duly and validly authorized by all necessary corporate action on the part of Licensor. This Agreement is a valid and binding agreement of Licensor enforceable against Licensor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors rights generally.

          (b) Licensor's execution, delivery and performance of this Agreement does not and will not violate, breach or constitute a default under, or require the consent of any third party under, (i) any provision of any contract, understanding or court order to which Licensor is a party or by which it is or the TOMMY BAHAMA Marks are bound or (ii) any law, rule, regulation or other provision or restriction of any kind or character to which Licensor or the TOMMY BAHAMA Marks are subject.

          (c) Licensor is the exclusive equitable and record owner of the trademark registrations of, and the registration applications for, the TOMMY BAHAMA Marks in the Territory. Licensor owns the TOMMY BAHAMA Marks for the Licensed Products in all jurisdictions in which a registration for the TOMMY BAHAMA Marks has issued in the applicable class. To the knowledge of Licensor, the TOMMY BAHAMA Marks are properly registered in each jurisdiction in the Territory. Licensor does not use the TOMMY BAHAMA Marks by consent of any other person and is not required to and does not make any payments to others with respect thereto. To the knowledge of Licensor, there are no liens, claims, or encumbrances on the TOMMY BAHAMA Marks. To the knowledge of Licensor, there are no prior users of any of the TOMMY BAHAMA Marks in any of such jurisdictions such that the use of the TOMMY BAHAMA Marks by Licensee as contemplated by this Agreement would give rise to a likelihood of confusion. To the best knowledge of Licensor, the TOMMY BAHAMA Marks have not been registered by any person in any jurisdiction within the Territory.

          (d) To the knowledge of Licensor, the use of the TOMMY BAHAMA Marks as contemplated by this Agreement will not infringe upon or violate the copyright, trademark rights, or any other intellectual property rights, of any person or entity within the Territory. No complaint or claim alleging any infringement with respect to the TOMMY BAHAMA Marks, is currently pending or, to the best knowledge of Licensor, threatened or asserted by any governmental body or third party in the Territory, and to the best knowledge of Licensor, there exists no valid basis for such a claim. To the best knowledge of Licensor, no third party has interfered with, infringed upon, misappropriated, or violated any of the TOMMY BAHAMA Marks in any material respect.

14.  CONFIDENTIAL & PROPRIETARY INFORMATION

     14.1. During the Contract Term, either party may provide the other with access to and/or allow them to become familiar with various aspects of their Confidential Information. Both parties shall hold all revealed Confidential Information which has been provided in strict confidence, shall not use in any way or disclose any Confidential Information directly or indirectly to any other party and such information shall be used by Licensee only in those facilities where Licensed Products are manufactured and only in connection with the manufacture, use and sale of Licensed Products. All records, files, documents, information, data and other similar items relating to either party's business operations, regardless of who prepared them and which are not otherwise in the public domain, shall remain the exclusive property of the owning party.

     14.2. Apart from the license granted herein to use the TOMMY BAHAMA Marks in connection with the manufacture, advertising, promotion, sale, offering for sale and distribution of Licensed Products, this Agreement does not grant Licensee any rights whatsoever in the Confidential Information of Licensor under any of Licensor's patent(s), patent application(s), trademark(s), trademark applications(s), copyrights, copyright application(s), service mark(s) or proprietary technology or any other rights in the TOMMY BAHAMA Marks not granted herein. THE LICENSEE SHALL NOT USE ANY PROPRIETARY INFORMATION OUTSIDE THE SCOPE OF THIS

          GRANT OF LICENSE. THE LICENSEE DOES NOT GRANT LICENSOR ANY RIGHTS WHATSOEVER IN THE CONFIDENTIAL INFORMATION OF LICENSEE BY VIRTUE OF THIS AGREEMENT OR OTHERWISE.

     14.3. In addition to obligations set forth in Section 18 of this Agreement, Licensee shall cause every third party manufacturer, subcontractor, supplier, distributor, transporter, or other similar relationship, that has access to any Confidential Information, or the Licensed Products themselves, to acknowledge by signature the statements set forth upon "Exhibit N." Within thirty (30) days of establishing a new relationship with such a third party, Licensee shall provide Licensor this properly executed document along with any agreements, such as a Supplier Agreement, that may be necessary at that time.

15.  PAYMENTS

          All royalty payments required under the provisions of this Agreement are payable by wire transfer as follows:

                    SunTrust Bank
                    25 Park Place
                    Atlanta Georgia
                    Telex: 542210
                    Swift: SNTRUS3A
                    ABA number: 061000104
                    Account Name: Oxford Industries, Inc
                    Account Number: 8800828975

16.  NOTICES & OTHER COMMUNICATIONS

     16.1. All reports, approvals, requests, demands, notices and other communications required or permitted by this Agreement shall be in writing and signed by a duly authorized officer of or such other individual designated in writing by a party. Communications shall be duly given if delivered personally, if mailed (by certified or registered mail, return receipt requested) or if delivered by nationally-recognized overnight courier or mail service that requires the addressee to acknowledge, in writing, the receipt thereof, to the party concerned. Notice may be sent by facsimile transmission, with prompt hard-copy follow-up in the manner described above (for which the date of delivery shall be deemed to be the date of facsimile transmission).

     16.2. All Communications to Licensor shall be sent to:

               Tommy Bahama Group, Inc.
               Attn: Director of Licensing
               1071 Avenue of the Americas
               10th Floor
               New York, NY 10018
               Facsimile: (212) 391-4663

               With a copy to:

               Tommy Bahama Group, Inc.
               a/d/o Oxford Industries, Inc.
               Attn: Legal Department
               222 Piedmont Avenue, NE
               Atlanta, Georgia 30308
               Facsimile: 404-653-1545

               (Copies are not necessary for standard reports, approvals or requests, but are required for all demands, notices or other communications).

               All communications to Licensee shall be sent to:

               Phoenix Delaware Acquisition, Inc. d/b/a Tommy Bahama Footwear 5759 Fleet Street
               Carlsbad, California 92008
               Attention: Richard White, CEO & President
               And Tommy Bahama Footwear National Brand Manager

17.  RECORDS & INSPECTION

     17.1. Licensee shall maintain invoices and books of account for the sale of Licensed Products relating to this Agreement during the Contract Term for a period of three years following the Contract Term. Such books of account shall be complete and accurate in accordance with generally accepted accounting practices. Licensor, through its representatives including its internal and external auditors, shall have the right upon reasonable prior notice to reasonable inspection of books and records of Licensee relating to the sales of all Licensed Products subject to this Agreement. Licensor hereby agrees that any financial information regarding sales furnished by Licensee is to be held in confidence. Acceptance by Licensor of any statement furnished or royalty paid shall not preclude the Licensor from questioning its correctness and, in the event such mistakes are discovered, they shall be immediately rectified.

     17.2. If, upon any examination of Licensee's books and records pursuant to
          Section 17.1 hereof, Licensor shall discover any royalty underpayment by Licensee, Licensee will make all payments required to be made to correct and eliminate such underpayment within ten (10) business days of Licensor's demand. In addition, if said examination reveals a royalty underpayment of ****** percent (******%) or more for any royalty period, Licensee will reimburse Licensor for the cost of said examination within ten (10) business days of Licensor's demand.

     17.3. In addition to any other remedy available to Licensor, if any payment due under this Agreement is delayed for any reason, Licensor may make a written request to Licensee to pay the delayed payment immediately. Licensee shall have seven (7) days after the

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          written request of Licensor to cure its delay by making full payment of the amount due. If Licensee fails to pay the amount due within the seven (7) day cure period, interest shall accrue and be payable, to the extent legally enforceable, on such unpaid principle amounts from and after the last day of the cure period, at a per annum amount equal to ****** (******%) percent.

18.  MANUFACTURING, COMPLIANCE AND CODE OF CONDUCT

     18.1. Licensee shall not, in any manner, authorize or purport to authorize another to use the TOMMY BAHAMA Marks, except to the extent specifically provided herein. Notwithstanding the foregoing, Licensee may have the TOMMY BAHAMA Marks affixed to Licensed Products wherever being manufactured, provided Licensee takes all necessary precautions to prevent labels, tags and other indicia of the TOMMY BAHAMA Marks from being used otherwise than in connection with the Licensed Products. Licensee may manufacture, or have manufactured, the Licensed Products outside of the Territory, however, under no circumstances may Licensee manufacture or have manufactured Licensed Products in Myanmar and such countries as Licensor shall advise Licensee are prohibited based on their noncompliance with applicable labor laws and Licensor's Code of Conduct, as required in the manufacturing agreement ("Supplier Agreement"), attached hereto as "Exhibit O", and made a part of this Agreement or such other reasons as Licensor shall in its sole discretion determine.

     18.2. Code of Conduct. Licensor's Code of Conduct applies to any entity manufacturing, or otherwise in the line of production of Licensed Products (including the components thereof) and it is attached hereto as "Addendum 1 to Exhibit O". Licensee must exercise commercially reasonable efforts to have all third party manufacturers, subcontractors and suppliers ("Supplier") comply with the terms of the Code of Conduct and will evidence such efforts by:

               (a) Prior to the commencement of the manufacturing of Licensed Products, Licensee executing, and having all Suppliers execute, the Code of Conduct in the form attached hereto, retaining such documents in a safe place and providing such documents immediately to Licensor at its request; and

               (b) Displaying and having all Suppliers display the Code of Conduct in the language of the applicable country, in a clearly visible location in Licensee's manufacturing facilities (if applicable) and in the manufacturing facilities of Licensee's Suppliers, at all times during the Contract Term.

          In the event Licensor provides Licensee with written notice that Licensee or a Supplier is not complying with the Code of Conduct, Licensee shall have ten (10) business days to comply or attempt to cause the violating Supplier to comply with the Code of Conduct. Licensee shall move its business immediately from any Supplier failing to comply with the Code of Conduct within the ten (10) business day period to an approved Supplier who does comply with the Code of Conduct.

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     18.3. Monitoring Program. Licensee agrees that prior to the commencement of the manufacturing of Licensed Products, it will have in effect, to the satisfaction of Licensor, a program of monitoring manufacturing facilities, whether operated by Licensee or by Suppliers, that is sufficient to ensure their compliance with the Code of Conduct and all applicable laws and regulations pertaining to wages, overtime compensation, benefits, hours, hiring and employment, workplace conditions and safety, the environment, collective bargaining, and freedom of association, and that the other products manufactured by Supplier and the components thereof are made without the use of child (persons under the age of 15 or younger than the age for completing compulsory education, if that age is younger than 15), prison, indentured, exploited, bonded, forced or slave labor. Such compliance will be evidenced by Licensee, upon execution of this Agreement, by executing and abiding by the Certification in the form presented on "Addendum 2 to Exhibit O" to the Supplier Agreement, as may be amended from time to time, and executing and abiding by any such other form as may be provided by Licensor from time to time. If Licensee uses an agent for monitoring Suppliers, then such agent(s) shall be approved in writing by Licensor. If Licensee already has in place such agent(s) pursuant to a preexisting contract, then Licensor shall be authorized to engage its own agent to monitor Licensee's Suppliers on an as needed basis, but at least once quarterly, at Licensee's expense. Additionally, without notice, Licensor, or its authorized agents, shall have the right to audit all manufacturing facilities.

     18.4. Third Party Manufacturing Agreement. All of Licensee's third party manufacturing agreements must conform with the Supplier Agreement, attached hereto as "Exhibit O" and made a part hereof, as may be amended from time to time by Licensor. Within thirty (30) days after establishing a new arrangement with a Supplier, Licensee must inspect each Supplier and provide approval, signed by an authorized employee or agent of Licensee that such Supplier is in compliance with this
          Section 18.1, and will obtain and immediately provide to Licensor, the properly executed Supplier Agreement from each Supplier, and/or such other forms as may be provided by Licensor from time to time. Within thirty (30) days after establishing a new arrangement with a Supplier, Licensee must obtain and provide to Licensor, the signature of an authorized representative from each Supplier on a Certification in the form set forth in "Addendum 2 to Exhibit O" or such other form as may be provided by Licensor from time to time. In the event Licensee has knowledge of, has reason to believe, or should have reason to know that any Supplier is in breach of the Supplier Agreement and/or Certification, as the case may be, Licensee must immediately notify Licensor and Licensee shall, at its sole expense, take immediate action to rectify such breach, including, where Licensor deems it necessary, immediate termination of its relationship with such Supplier. If Licensee fails to take immediate action or such action is not successful, Licensee will assign its rights to proceed against any such Supplier to Licensor and Licensor will, at Licensee's sole expense, have the right to pursue all available remedies to protect its rights. Notwithstanding the foregoing, Licensee acknowledges that it will remain primarily liable and completely obligated under all of the provisions of this Agreement in respect of the production of Licensed Products hereunder. Further, such Licensee failure shall be grounds for termination of this Agreement.

     18.5. Supplier Reports. In addition to all other reports required by this Agreement, in order to maintain Licensor's high standard of quality control and to ensure that appropriate measures are taken against counterfeiting, Licensee shall provide a report to Licensor on a quarterly basis with all of the following information:

                    A. The name and address of each Supplier, including a contact person's name;

                    B. The type of Licensed Products manufactured by each Supplier;

                    C. The quantity of Licensed Products to be manufactured by each Supplier;

                    D.   The type of components provided by each Supplier; and

                    E. Any other relevant information regarding all such entities, as requested by Licensor.

19.  ASSIGNMENT, CHANGES OF CONTROL

     19.1. The license and rights granted to Licensee hereunder are personal in nature, and Licensee may not and shall not sell, transfer, lease, pledge sublicense or assign this Agreement or its rights and interest hereunder, or any part hereof, whether by operation of law or otherwise, without the prior written consent of Licensor, which consent may be withheld by Licensor in its sole discretion. Any such attempted sale, transfer, lease, sublicense or assignment shall, in Licensor's sole discretion, result in the immediate termination of this Agreement.

     19.2. A sale or other transfer of all or substantially all of the assets of Licensee or a change in the control of Licensee by the assignment or transfer of substantially all of its assets shall all be deemed an assignment of Licensee's rights and interests under this Agreement.

     19.3. Licensor shall have a complete and unrestricted right to sell, transfer, lease or assign its rights and interests in this Agreement to any domestic or foreign corporation or other business entity, providing that such transferee agrees to be bound by all of the terms hereof and is the holder of the Trademark and all registrations thereof in the Territory. When Licensor wishes to sell, transfer, lease or assign its rights and interests in this Agreement, Licensor shall do so on sixty (60) days advance notice to Licensee. Not withstanding the previous sentence, Licensor shall have the right to sell, transfer, lease, or assign its rights or interests in the Agreement to any subsidiary of Licensor without having to provide notice to Licensee. In the event of a sale, transfer, lease, or assignment to a subsidiary of Licensor, Licensor shall remain liable for any of its obligations under the Agreement.

20.  TERMINATION

     20.1. (a) This Agreement may be terminated immediately upon the occurrence of any of the following events:

               (i) If Licensee makes any unauthorized assertion of rights in the TOMMY BAHAMA Marks which is inconsistent with the Licensor's interest in the TOMMY BAHAMA Marks;

               (ii) If Licensee attempts to or actually sells, transfers, leases, pledges, sublicenses, assigns (including, without limitation, a deemed assignment under paragraph 20.2 above) or otherwise encumbers or disposes of this Agreement or any of Licensee's rights or obligations hereunder other than to a permitted assignee;

               (iii) If Licensee is dissolved or merged into another entity, whereby Licensee is not the surviving entity;

               (iv) If Licensee ceases to engage in its business;

               (v)  If Licensee should materially default, after a forty-five
                    (45) day cure period, under any other agreement to which Licensor and Licensee are parties, excluding the Asset Purchase Agreement and ancillary documents thereto signed by the parties contemporaneous to this Agreement;

               (vi) If Licensee fails to offer Licensed Products for sale for a period of sixty (60) consecutive days;

               (vii) If the insurance coverage required by Section 22 herein should be canceled for any reason and Licensee fails to cure same within thirty (30) days after the insurer's notice thereof to Licensee or Licensor; or

          (b)  This Agreement may be terminated by either party as follows:

               (i) If either party fails to perform or fulfill any material obligation required to be performed or fulfilled by it, in the time and manner herein provided, and if such default shall continue for thirty (30) days after receipt of written notice thereof from the non-defaulting party, then the non-defaulting party shall have the right to terminate this Agreement immediately by written notice of termination to the defaulting party. Such right to terminate this Agreement shall be in addition to and shall not be prejudicial to any right or remedies, at law or in equity, which said non-defaulting party may have on account of such default.

               (ii) In addition to and not in limitation of a party's remedies for any event of default set forth in this section or breach of this Agreement, after one breach by a party of the same provision of this Agreement occurring within a ninety (90) day period, for which the defaulting party has been given notice and an opportunity to cure (if any) as provided herein, the non-defaulting party may also immediately terminate this Agreement upon any subsequent breach of the same provision within such ninety

                    (90) day period without providing notice of breach or opportunity to cure.

     20.2. Upon expiration or termination of this Agreement, Licensee shall immediately cease the manufacture of Licensed Products other than work in process, which may be completed, and shall not thereafter use TOMMY BAHAMA Marks on the Licensed Products or on any promotional and packaging materials, labels, literature, stationary or other items bearing the TOMMY BAHAMA Marks; provided, however, in the event of the expiration or termination of this Agreement, Licensee shall have the Sell-Off Period to dispose of its inventory of Licensed Products in stock from the Termination Date or Expiration Date, whichever applies, on a non-exclusive basis, provided:

          (a) If the parties have not agreed to extend the Contract Term, then six (6) months prior to the Expiration Date, Licensee shall furnish Licensor with a written statement stating the quantity of on-hand and in-process inventory of Licensed Product it has in stock;

          (b)  Within thirty (30) days before the Expiration Date or within ten
               (10) days after the Termination Date, Licensee shall provide Licensor with a statement indicating the number and description of Licensed Products which it has on hand, or is in the process of manufacturing, as of the date of expiration or termination, and the amount of such inventory necessary to fill Licensee's existing customer orders by Licensor.

          (c) Licensor shall have the option of conducting a physical inventory in order to ascertain or verify such inventory and/or statement. Licensor shall have the right during the first ten (10) days after the Termination Date or Expiration Date and after receiving from Licensee a statement indicating the quantity of on-hand and in-process inventory of Licensed Product Licensee has in stock to, in its sole discretion and by written notice to Licensor, purchase all such inventory at the cost of the inventory, excluding, however, inventory necessary for Licensee to fulfill existing orders. In the event that Licensor has not received a statement of Licensed Product inventory from Licensee at the end of the first ten (10) days after the Termination Date or Expiration Date, Licensor's right to purchase Licensee's inventory shall be extended until ten (10) days after Licensor receives such statement. Licensor shall pay the purchase price concurrently with notice of its election to purchase the inventory and upon receipt thereof, Licensee shall promptly deliver title to the purchased inventory to Licensor. In such event and upon payment of the purchase price therefore, Licensee shall forfeit its rights hereunder to dispose of such inventory in accordance with the Sell-Off Period except for retained inventory that is sold to fill any pending and unfilled orders.

          (d) Licensee shall provide Licensor with a monthly inventory report during the Sell-Off Period;

          (e) Such Licensed Product conforms to the samples previously approved in accordance with Section 4;

          (g) Licensee shall not then be in default in payment of royalties hereunder or material breach of any provisions of this Agreement or is in the process of curing any such breach;

          (h) All royalties, with respect to such Sell-Off Period, shall be reported and paid on a monthly basis on a form substantially similar to the Monthly Statements on "Exhibit K," and shall be paid monthly based on Licensee's actual sales of Licensed Product during the Sell-Off Period and said royalties shall not be credited against any Guaranteed Minimums, unless Licensee is in a Sell-Off Period due to breach of this Agreement and Guaranteed Minimums have accelerated and become due.

          (i) All sales of Licensed Products during the Sell-Off Period are subject to the provisions of this Agreement;

          (j)  Licensee shall not sell Licensed Product to jobbers, and

          (k) The Licensor may itself use or license the use of TOMMY BAHAMA Marks in any manner so long as it does not preclude sales by Licensee of the Licensed Products during the Sell-Off Period.

     20.3. In the event such Licensed Products do not conform to the samples submitted in accordance with Section 4, Licensee shall immediately remove all TOMMY BAHAMA Marks, including labels and promotional and packaging materials from the Licensed Products. In all other events, Licensee shall remove and return to Licensor all TOMMY BAHAMA Marks including labels and promotional and packaging material from any Licensed Product remaining in its inventory six (6) months after the date of termination or expiration of this Agreement.

     20.4. Upon expiration or termination of this Agreement, Licensor shall be entitled to all royalties due as of the date of expiration or termination.

     20.5. Within ten (10) business days after expiration or termination, Licensee and Licensor shall deliver and return to other any and all documents embodying the other party's Confidential Information.

     20.6. Neither the expiration nor earlier termination of this Agreement by Licensor due to causes imputable to Licensee shall relieve Licensee from its duty of nondisclosure provided herein, or from obligations for payments then due or accrued hereunder, or for any damage caused to Licensor.

     20.7. Upon termination or expiration of this Agreement, except as provided in Section 20.2, all rights granted herein shall revert to Licensor, which may license others to use the TOMMY BAHAMA Marks in any way whatsoever. Except as provided in Section 20.2, Licensee shall, thereafter, refrain from all further use of TOMMY BAHAMA Marks.

     20.8. In the event of termination by Licensor due to default or breach of this Agreement by Licensee, or in the event of termination by Licensee without cause (meaning a default or breach by Licensor), then Licensee shall pay to Licensor any royalties then owed to it pursuant to this Agreement, the total Guaranteed Minimum Annual Royalty amounts remaining unpaid for the balance of the Contract Term, as well as an amount equal to any other actual damages Licensor may have suffered on account of such termination or the acts or omissions from which termination resulted.

     20.9. Licensor shall have and hereby reserves all rights and remedies which it has, or which are granted to it by operation of law, to enjoin the unlawful or unauthorized use of the TOMMY BAHAMA Marks, to collect royalties payable by Licensee pursuant to this Agreement and to be compensated for damages for breach of this Agreement.

     20.10. Bankruptcy.

          (a) If either party shall become insolvent under either the U.S. Bankruptcy Code or the Uniform Commercial Code of the State of New York, or shall make an assignment for the benefit of creditors, or files for any relief under any bankruptcy law or regulation in any jurisdiction or place, including, without limitation, the Bankruptcy Code, or shall make an assignment for the benefit of creditors, or if either party shall be made a defendant in any proceeding under bankruptcy, insolvency, reorganization or receivership law, other than an involuntary bankruptcy which is not stayed or discharged within ninety (90) days, or if either party shall be adjudged bankrupt, or if a receiver or trustee for the property of a party shall be appointed, this Agreement shall hereupon terminate at the option of the other party, and shall be subject to the procedures set forth in Section 20.2.

          (b) The parties hereby agree and intend that this Agreement is an executory contract governed by Section 365 of the Bankruptcy Code.

          (c) In the event of Licensee's bankruptcy, the parties intend that all royalties payable under this Agreement following the commencement of a bankruptcy case shall be deemed administrative priority claims under the Bankruptcy Code because the parties recognize and agree that the bankruptcy estate's enjoyment of this Agreement will (i) provide a material benefit to the bankruptcy estate during its reorganization and (ii) deny Licensor the benefit of the exploitation of the rights through alternate means during the bankruptcy reorganization.

          (d) The parties acknowledge and agree that any delay in the decision of a debtor-in-possession or trustee of the bankruptcy estate to assume or reject the Agreement (the "Decision Period") materially harms the party that is not subject to the bankruptcy proceeding by interfering with such party's ability to alternatively exploit the rights granted under this Agreement during a Decision Period of uncertain duration. The parties recognize that arranging appropriate alternative exploitation of the TOMMY BAHAMA Marks or replacing it is a time consuming and expensive process and that it is unreasonable for Licensor to endure a Decision Period of extended uncertainty. Therefore, the parties agree that the Decision Period shall not exceed sixty (60) days.

          (e) Licensor, in its interest to safeguard its valuable interests (including, without limitation, its intellectual property rights in the TOMMY BAHAMA Marks), has relied on the particular skill and knowledge base of Licensee. Therefore, the parties acknowledge and agree that in a bankruptcy context this Agreement is a license of the type described by Section 365(c)(1) of the Bankruptcy Code and may not be assigned without the prior written consent of Licensor.

21.  INDEMNITY AND DISCLAIMER

     21.1. Licensor hereby agrees to defend, indemnify and hold the Licensee and/or any of its related entities, officers, directors, employees, and/or agents ("Licensee Indemnitees") harmless against any and all claims, demands, causes of action, damages and judgments of any third parties arising solely out of the use of the TOMMY BAHAMA Marks by the Licensee in accordance with this Agreement or material breach by Licensor of this Agreement, provided that the Licensee shall give notice to the Licensor within ten (10) business days after notification of each such claim, demand, cause of action or judgment; provided, however, that any failure to provide such notice shall not affect Licensor's obligation to indemnify Licensee and the Licensee Indemnitees except to the extent that Licensor is prejudiced thereby. With respect to the foregoing indemnity, the Licensor agrees to defend and hold the Licensee and the Licensee Indemnitees harmless from any third party claims at no cost or expense to Licensee whatsoever, including, but not limited to, reasonable attorney's fees, expert fees and court costs. The Licensor shall have the right to undertake and conduct the defense of any cause of action so brought and handle any such claim or demand with attorneys of its own choosing. Licensor shall keep Licensee reasonably advised of the progress of the matter, including providing Licensee with copies of all pleadings and correspondence or protective orders entered in the matter. Notwithstanding anything stated in this paragraph, Licensor has no duty to indemnify or otherwise hold harmless the Licensee or any of the Licensee Indemnitees in the event the claims, demands, causes of action and judgments of any third parties are caused by Licensee's breach of this Agreement or any use of the TOMMY BAHAMA Marks outside the scope of this Agreement, misuse of the TOMMY BAHAMA Marks, or any negligence on the part of the Licensee and/or any of the Licensee Indemnities.

     21.2. Licensee hereby agrees to defend, indemnify and hold the Licensor and/or any of its related entities, officers, directors, employees and/or agents ("Licensor Indemnitees") harmless against any and all claims, demands, causes of action and judgments arising out of Licensee's manufacture, distribution, shipment, advertising, promotion, offering for sale and/or sale of Licensed Products and/or the Promotional and Packaging Material depicting such TOMMY BAHAMA Marks or relating to any material breach by Licensee of this Agreement (excluding matters for which indemnification is to be provided by Licensor under Section 21.1) provided that the Licensor shall give notice to the Licensee within ten (10) business days after notification of each such claim, demand, cause of action or judgment; provided, however, that any failure to provide such notice shall not affect Licensee's obligation to indemnify Licensor except to the extent that Licensee is prejudiced thereby. With respect to the foregoing indemnity, the Licensee agrees to defend and hold the Licensor and the Licensor Indemnitees harmless at no cost or expense to the Licensor whatsoever, including, but not limited to, reasonable attorney's fees, expert fees and court costs. The Licensee shall have the right to undertake and conduct the defense of any cause of action so brought and handle any such claim or demand with attorneys of its own choosing. Nothing in this provision shall limit Licensor's right to have attorneys of its choosing, at Licensor's cost. Licensee shall keep Licensor reasonably advised of the progress of the matter, including providing Licensor with copies of all pleadings and correspondence to the extent allowable under any confidentiality agreement or protective orders entered in the matter. Notwithstanding anything stated in this Section, Licensee has no duty to indemnify or otherwise hold harmless the Licensor or any of the Licensor Indemnitees to the extent the claims, causes of action, damages or judgments are caused by Licensor's breach of this Agreement or any negligence on the part of the Licensor and/or any of the Licensor Indemnitees.

     21.3. The provisions of this Section 21 and the parties' obligations hereunder shall survive the expiration or termination of this Agreement.

     21.4. The expressed warranties, if any, contained in this Agreement are in lieu of all other warranties, guarantees, promises, affirmations or representations, express or implied, which could be deemed applicable to this license and to the Licensed Products manufactured, used or sold hereunder. NO EXPRESSED WARRANTIES AND NO IMPLIED WARRANTIES AS TO THE MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR USE OR OTHERWISE, OF THE LICENSED PRODUCTS OTHER THAN THOSE WHICH MAY BE EXPRESSLY SET FORTH IN THIS AGREEMENT SHALL APPLY. LICENSEE HEREBY WAIVES ALL OTHER WARRANTIES, GUARANTEES, CONDITIONS AND LIABILITIES, EXPRESSED OR IMPLIED, ARISING BY LAW OR OTHERWISE.

22.  INSURANCE & LOSS

     22.1. Licensee shall maintain, at its sole expense, the following insurance coverage, with a financially sound insurance company having an A.M. Best Rating of A-(VI) or better, throughout the term of this Agreement and for a period of three (3) years after its expiration or termination: (i) worker's compensation, occupational disease, employer's liability (with limits of not less than $1 million for bodily injury by accident for each accident, and $1 million for bodily injury by disease for each employee), disability benefit and other similar insurance required under laws of the state that apply to the activities to be performed by Licensee under this Agreement; (ii) commercial general liability insurance including products liability, blanket contractual liability, personal injury and advertising liability coverage with a combined single limit of $3 million per occurrence for bodily injury, including death and property damage;
          (iii) comprehensive automotive liability insurance for both owned and non-owned vehicles used by Licensee either on or away from premises with a combined single limit of $1 million per occurrence for bodily injury, including death and property damage; and (iv) umbrella excess liability insurance, with a combined single limit of $2 million per occurrence for bodily injury, including death and property damage.

     22.2. Licensee shall ensure that OXFORD INDUSTRIES, INC., it's subsidiaries, divisions (including TOMMY BAHAMA GROUP, INC.), joint ventures, directors, officers, employees, agents and assigns, shall be named as additional insureds with respect to the insurance described in clause (ii) through (iv) of Section 22.1. Licensee shall, within ten (10) days after execution of this Agreement, deliver to Licensor a certificate of such insurance from the insurance carriers, describing the scope of coverage and the limits of liability, naming the additional insureds required by this Section 22 and providing that the policy may not be canceled or amended without at least thirty (30) days prior written notice to Licensor.

     22.3. Regardless of any limited liability associated with Section 24 of this Agreement, in the event of partial loss or destruction of any Licensed Products due to an unanticipated event such as, but not limited to, fire, water damage, vandalism, or transport mishap, Licensee must gain approval from Licensor, in writing, before any methods of salvage or destruction of the Licensed Products are used. Under no circumstances will Licensee's insurance carrier be in a position to control the destiny of such products. Licensor's approval of a reasonable disposal method shall not be unreasonably withheld. Any salvage activity that could diminish the reputation or integrity of the TOMMY BAHAMA mark and its well-known reputation for superior quality shall be deemed unreasonable.

23.  JOINT VENTURE

     This Agreement does not create an agency, partnership, franchise, or joint venture. Nothing herein contained shall be so construed as constituting Licensee an agent of or authorizing Licensee to incur financial obligations on Licensor's behalf without Licensor's authorization in writing, except as specifically stated herein.

24.  FORCE MAJEURE

     Neither party shall be liable to the other for any loss, injury, delay or damage whatsoever suffered or incurred by the other party due to causes beyond such party's control, including but not limited to, acts of God, strikes or other labor disturbances or third parties, war, act of terror, sabotage, and any other cause or causes, whether similar or dissimilar to those herein specified, which cannot be controlled by such party.

25.  CHOICE OF LAW & FORUM

     25.1. This Agreement has been negotiated, prepared, executed and delivered in several jurisdictions, including the State of New York, United States of America. Accordingly, in order to establish with certainty that this Agreement will be governed by one body of well-developed commercial law, the parties hereto have expressly agreed that this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed and fully to be performed therein, to the exclusion of any other applicable body of governing law including, without limitation, the United Nations Convention on Contracts for the International Sale of Goods.

     25.2. The parties hereby consent to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any of the courts of the State of New York in any dispute arising under this Agreement and agree further that service of process or notice in any such action, suit or proceeding will be effective if in writing and issued as provided in Section 16.

26.  COMPLIANCE WITH LAWS

     Licensee shall comply with all laws, rules, regulations and requirements of any governmental body governing or otherwise pertaining to the operations of Licensee contemplated under this Agreement, including, without limitation, as they relate to the manufacture, import, export, distribution, sale, advertising, marketing or promotion of Licensed Products. Licensor shall also comply with all laws, rules, regulations and requirements of any governmental body governing or otherwise pertaining to the operations of this Agreement.

27.  WAIVER

     The failure of either party at any time or times to demand strict performance by the other of any of the terms, covenants or conditions set forth herein shall not be construed as a continuing waiver or relinquishment of said rights or of any other right hereunder, and each party may at any time demand strict and complete performance by the other of any of the terms, covenants or conditions set forth herein.

28.  VALIDITY

     In the event that any one or more provisions or terms contained in this Agreement are found invalid or unenforceable, the validity or enforceability of this Agreement as a whole or of any remaining provisions or terms contained herein shall not in any way be affected or impaired.

29.  ENTIRE AGREEMENT

     29.1. This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement and the license granted herein shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assignees, heirs, executors and personal representatives.

     29.2. The making, execution, and delivery of this Agreement has not been induced by any representations, statements or warranties, other than those expressly set forth herein. All the terms of this Agreement are herein set forth and neither this Agreement or any part hereof may be waived, modified, supplemented, or otherwise altered, unless by a writing signed by an officer of each party.

30.  RESERVATION OF RIGHTS

     Any right not specifically granted herein to Licensee is expressly reserved by Licensor.

31.  EXHIBITS

     All Exhibits are incorporated into this Agreement and may be revised by Licensor at any time, subject to the consent of Licensee to any substantive change in the performance required from Licensee.

32.  SURVIVAL

     The obligations contained Sections 13.12, 14, 20, 21, and 22 herein shall survive any termination of this agreement.

33.  INTERPRETATION

     The headings of the sections of this Agreement are for convenience only and in no way limit or affect the terms or conditions of this Agreement.

                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

TOMMY BAHAMA GROUP, INC.


By: /s/ Thomas C. Chubb, III
    -----------------------------------
Name: Thomas C. Chubb, III
Title: Vice President


PHOENIX DELAWARE ACQUISITION, INC.


By: /s/ Richard E. White
    -----------------------------------
Name: Richard E. White
Title: Chief Executive Officer

                                    EXHIBIT A

                         AUTHORIZED LICENSED TRADEMARKS
                              UNDER THIS AGREEMENT

   TRADEMARK                      FEDERAL REGISTRATIONS
   ---------                      ---------------------
TOMMY BAHAMA(R)          Word Mark 1802812 (IC 25)

(TOMMY BAHAMA(R) LOGO)   Word Mark 1802812 (IC 25)

(TOMMY BAHAMA(R) LOGO)   Word Mark 1802812 (IC 25)

(TOMMY BAHAMA(R) LOGO)   Word Mark 1802812 (IC 25)

(T B LOGO)               Design Mark 2825018 (IC 25)

(TOMMY BAHAMA            Word Mark 1802812 (IC 25)
PARADISE NATION          Word Mark 2856732 (IC 25)
RELAX(TM) LOGO)          Design Mark (Pending) 78355031 (IC 25)
                         Word Mark (Pending) 78354819 (IC 25)

Except as limited by the Asset Purchase Agreement signed by both parties contemporaneous to this Agreement, if Licensee has more than three (3) Calendar Year's remaining in Contract Term, then Licensee shall have a right to add any other trademarks or slogans (each a "New Mark") which Licensor desires to use with the Licensed Products in North America; if such New Mark is to be used outside of North America, then Licensee has the right of first refusal to submit a proposal to add the New Mark to the Licensed Products. Such proposal must be submitted within twenty (20) days of notification by Licensor of such opportunity, and must include a five-year business plan (or the number of years left in the Contract Term if less than five) outlining projected sales figures, pricing, and volumes by distribution channel. The decision of whether to add a New Mark to this Agreement will be made in Licensor's sole discretion, however, Licensor agrees not to unreasonably disapprove a sound proposal made by Licensee, and Licensor agrees to give Licensee the reasonable right to "match" a proposal made by another potential licensee for the New Mark, and if Licensee matches the proposal, then Licensor shall grant Licensee the New Mark, pursuant to the terms of the matched proposal

                                    EXHIBIT B

                          AUTHORIZED LICENSED PRODUCTS
                                  AND TERRITORY
                              UNDER THIS AGREEMENT

PRODUCTS:

Type A: Men's, women's and children's (toddler sizes 8.5 - 13 and youth sizes 1
- 6) hosiery.

Type B: Men's, women's and children's belts, and certain small leather goods approved by Licensor on a case-by-case basis. Currently approved small leather goods: men's wallets, document cases, card cases.

Type C: Men's and boy's (toddler sizes 8.5 - 13 and youth sizes 1 - 6) footwear.

Type D: Women's and girl's (toddler sizes 8.5 - 13 and youth sizes 1 - 6) footwear.

Specifically Excluded: Handbags, clutch purses, key cases, coin purses, cell phone cases, satchels, purses, pocketbooks, tote bags, travel totes, carry-on bags, shoulder bags, daypacks, duffel bags, backpacks, knapsacks, beach bags, diaper bags, baby bags, cosmetic bags, and women's small leather goods and coordinating accessories (such as women's wallets, document cases, card cases, and lipstick holders), golf bags, golf accessories, pet carriers and accessories, and luggage and luggage tags.

TERRITORY: United States of America including its territories and possessions; Canada; Mexico Certain islands in the Caribbean to include: Bahamas, Bermuda, the British Virgin Islands, St. Lucia, Anguilla and the Cayman Islands; and the United Arab Emirates

If Licensee has more than three (3) Calendar Year's remaining in Contract Term, then Licensee shall have a right of first refusal to submit a proposal to add any other countries or regions (each a "New Territory") in which Licensor intends to begin distributing Licensed Products. Such proposal must be submitted within twenty (20) days of notification by Licensor of such opportunity, and must include a five-year business plan (or the number of years left in the Contract Term if less than five) outlining projected sales figures, pricing, and volumes by distribution channel. The decision of whether to add a New Territory to this Agreement will be made in Licensor's sole discretion, however, Licensor agrees not to unreasonably disapprove a sound proposal made by Licensee, and Licensor agrees to give Licensee the reasonable right to "match" a proposal made by another potential licensee for the New Territory, and if Licensee matches the proposal, then Licensor shall grant Licensee the New Territory, pursuant to the terms of the matched proposal.

                                    EXHIBIT C

                         CONTRACT TERM OF THIS AGREEMENT

The initial term of this Agreement shall begin on the Effective Date and end on May 31, 2012, subject to extension by the Licensee, in its sole discretion in accordance with the following. If Licensee is not in default of any of the terms of this Agreement (other than failing to meet the Minimum Net Sales for Type A and Type B Licensed Products) and Licensee has met or exceeded the Minimum Net Sales of Type C Licensed Products for the preceding six (6) Contract Years and it reasonably appears that Net Sales for Type C Licensed Products for the last Calendar Year of the initial term will equal or exceed the Minimum Net Sales for that Calendar Year, then Licensee shall have the option exercisable by written notice not later than one hundred and eighty (180) days prior to the end of the initial term to extend the term of this Agreement for Type A, Type B and Type C Licensed Products for an additional three (3) Calendar Years, beginning on June 1, 2013, and ending on May 31, 2016. In addition, if Licensee has met or exceeded the Minimum Net Sales of Type D Licensed Products for the preceding six
(6) Contract Years and it reasonably appears that Net Sales for Type D Licensed Products for the last Calendar Year of the initial term will equal or exceed the Minimum Net Sales for that Calendar Year or will exceed ****** (******) for the cumulative Net Sales for Contract Years 6 and 7, then Licensee shall have the option exercisable by written notice not later than one hundred and eighty (180) days prior to the end of the initial term to extend the term of this Agreement for Type D Licensed Products for an additional three (3) Calendar Years, beginning on June 1, 2013, and ending on May 31, 2016. Notwithstanding anything to the contrary in the foregoing, if Licensee is eligible to extend the term of the Agreement for Type D Licensed Products as set forth above, then Licensee shall also be deemed eligible to extend the term of the Agreement for Type A, Type B and Type C Licensed Products.

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT D

                           SALES OF LICENSED PRODUCTS
                                  TO TB STORES

General terms and conditions:

     - TB Stores shall be allowed to purchase Licensed Products for the then lowest applicable wholesale price without any trade or other discounts.

     -    Licensee shall pay Earned Royalty on Sales to TB Stores.

     - Sales to TB Stores shall be included in Minimum Net Sales for all purposes.

     - Licensee shall be obligated to accept returns of Licensed Products from TB Stores (except for Special Make-Up Products), and shall absorb all costs associated with such returns (except for Licensor's shipping costs) so long as the returned product is saleable.

                                    EXHIBIT E

With respect to each Contract Year during the Contract Term, Licensee must generate the greater of (i) the Minimum Total Net Sales of Licensed Product as set forth in the table below, or (ii) the previous Contract Year's Total Net Sales.

                     Minimum Total Net Sales of
   Contract Year           Type A Products
   -------------     --------------------------
      Year 1                   $******
      Year 2                   $******
      Year 3                   $******
      Year 4                   $******
      Year 5                   $******
      Year 6                   $******
      Year 7                   $******
and (if available)
      Year 8                   $******
      Year 9                   $******
      Year 10                  $******

                     Minimum Total Net Sales of
   Contract Year           Type B* Products
   -------------     --------------------------
      Year 1                   $******
      Year 2                   $******
      Year 3                   $******
      Year 4                   $******
      Year 5                   $******
      Year 6                   $******
      Year 7                   $******
and (if available)
      Year 8                   $******
      Year 9                   $******
      Year 10                  $******

* Type B products shall include all small leather goods for purposes of calculating Minimum Net Sales amounts

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                     Minimum Total Net Sales of
   Contract Year           Type C Products
   -------------     --------------------------
      Year 1                   $******
      Year 2                   $******
      Year 3                   $******
      Year 4                   $******
      Year 5                   $******
      Year 6                   $******
      Year 7                   $******
and (if available)
      Year 8                   $******
      Year 9                   $******
      Year 10                  $******

                     Minimum Total Net Sales of
   Contract Year           Type D Products
   -------------     --------------------------
      Year 1                   $******
      Year 2                   $******
      Year 3                   $******
      Year 4                   $******
      Year 5                   $******
      Year 6                   $******
      Year 7                   $******
and (if available)
      Year 8                   $******
      Year 9                   $******
      Year 10                  $******

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT F

                               GUARANTEED ROYALTY
                              UNDER THIS AGREEMENT

The Guaranteed Royalty amount for each Contract Year during the Contract Term is as follows:

                     Guaranteed Royalty for
   Contract Year         Type A Products
   -------------     ----------------------
      Year 1              N/A (waived)
      Year 2                 $******
      Year 3                 $******
      Year 4                 $******
      Year 5                 $******
      Year 6                 $******
      Year 7                 $******
and (if available)
      Year 8                 $******
      Year 9                 $******
      Year 10                $******

                     Guaranteed Royalty for
   Contract Year         Type B Products
   -------------     ----------------------
      Year 1              N/A (waived)
      Year 2                 $******
      Year 3                 $******
      Year 4                 $******
      Year 5                 $******
      Year 6                 $******
      Year 7                 $******
and (if available)
      Year 8                 $******
      Year 9                 $******
      Year 10                $******


****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                     Guaranteed Royalty for
   Contract Year         Type C Products
   -------------     ----------------------
      Year 1              N/A (waived)
      Year 2                 $******
      Year 3                 $******
      Year 4                 $******
      Year 5                 $******
      Year 6                 $******
      Year 7                 $******
and (if available)
      Year 8                 $******
      Year 9                 $******
      Year 10                $******

                     Guaranteed Royalty for
   Contract Year         Type D Products
   -------------     ----------------------
      Year 1              N/A (waived)
      Year 2                 $******
      Year 3                 $******
      Year 4                 $******
      Year 5                 $******
      Year 6                 $******
      Year 7                 $******
and (if available)
      Year 8                 $******
      Year 9                 $******
      Year 10                $******

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT G

                                 EARNED ROYALTY
                              UNDER THIS AGREEMENT

Licensee shall pay to Licensor an Earned Royalty on Net Sales of all Licensed Products sold by Licensee during each Contract Year equal to ****** percent (******%) of Net Sales during the initial Contract Year and thereafter ****** percent (******%) of Net Sales.

During each Contract Year, Close-Outs shall equal no more than ****** percent (******%) of the Net Sales of Licensed Products sold. If more than ****** percent (******%) of the Net Sales of Licensed Products are reasonably anticipated to be generated by Close-Outs, Licensee must immediately notify Licensor in writing (including an explanation), and Licensor may allow a greater percentage of Close-Outs, in its sole discretion.

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT H

                           BRANDED MARKETING MATERIALS

Showrooms and Tradeshows   -    Main and secondary showroom: design and decor

                           - Tommy Bahama branded environment: decor, displays and signage

                           -    Lifestyle framed images, furniture and props

Event Planning & Launch    -    Sales meeting: branded presentation

                           -    Media plan: trade

                           -    Invitations and guest / press lists

                           - President's letter, buyer notification, save the date mailers, packaging

                           -    Set-up: Tommy Bahama environment, props

                           - Details: location, decor, food, cocktails, goodie bags

                           - In-store seminars: scheduled to coincide with the consumer launch

Point of Sale Materials    -    Available for retail trade launch

                           - Materials: wood signs, banners, tent card, counter cards

                           - Environment guidelines: appropriate paint colors, molding and wainscoting

                           -    Fixture programs

                           -    Prop packages: tropical plants, framed images

                           - Presentation format: fabric swatch book, fabric headers

                           - Packaging: hangtags, fabric tags, branded swatch cards

                           - Postcards for retail partners: pre and post launch

Advertising & Marketing
Extras                     -    Trade and consumer ads

                           -    Photography

                           -    Direct mailings

                                    EXHIBIT I

                      APPROVED ADDITIONAL LICENSORS, BRANDS
                              AND LOGOS OF LICENSEE

ADDITIONAL LICENSORS:

     A. VF CORPORATION

     B. SEATTLE PACIFIC

BRANDS AND LOGOS:

     A. VF

                              CHAMBERS BELT COMPANY
                                 VF MASS BRANDS

Wrangler Hero              Men's and Boy's Belts & Accessories   Men's and Boys' Belts, personal accessories,
                                                                 including wallets, key fobs, travel cases,
                                                                 and gift sets

Timber Creek by Wrangler   Men's Belts & Accessories             Men's and Boys' Belts, personal accessories,
                                                                 including wallets, key fobs, travel cases,
                                                                 and gift sets

Wrangler Outdoor Gear      Men's Belts & Accessories             Men's and Boys' Belts, personal accessories,
                                                                 including wallets, key fobs, travel cases,
                                                                 and gift sets

Wrangler Jeans Company     Men's and Boy's Belts & Accessories   Men's and Boys' Belts, personal accessories,
                                                                 including wallets, key fobs, travel cases,
                                                                 and gift sets

Riders                     Ladies' Belts & Accessories           Ladies' and Girls' belts, handbags, and personal
                                                                 accessories

                                VF WESTERN BRANDS

Wrangler Western   Men's, Boys', Ladies', and Girls' Belts

20X Western        Men's, Ladies, and Girls' Belts

Rugged Wear        Men's Belts

B. UNION BAY

                              CHAMBERS BELT COMPANY
                        SEATTLE PACIFIC INDUSTRIES, INC.

Unionbay   Young Men's and Boy's   Young Men's and Boys' Belts, namely
UB         Belts & Accessories     wallets, key chains, and cuffs

                                    EXHIBIT J

                         APPROVED RETAILERS OF LICENSEE

NORMAL CHANNELS OF DISTRIBUTION:

DEPARTMENT STORES INCLUDING: NORDSTROM, NEIMAN MARCUS, SAK'S FIFTH AVENUE, VON MAUR, FEDERATED DEPARTMENT STORES, BELK, AND DILLARD'S.

INDEPENDENT SPECIALTY SHOPS INCLUDING: HANIGS, MARIOS, RICHARD'S, LAURIE'S, GARY'S, AT-EASE, AND BASS PRO SHOP.

CATALOGS INCLUDING: MARYLAND SQUARE, MASSEYS, WISSOTA, ORVIS, HERRINGTON, LOU MAGNUM, TRAVEL SMITH, AND BULLOCK AND JONES.

DIRECT RESPONSE E-COMMERCE RETAILERS INCLUDING: NORDSTROM DIRECT, ZAPPOS.COM, SHOEBUY.COM, SHOEDINI, SHOES.COM, AMAZON.COM, AND ONLINESHOES.COM.

RESORT RETAILERS INCLUDING: CARIBBEAN CRUISE LINES, EVOKE INTERNATIONAL, PRINCESS CRUISE LINES, STARBOARD, RITZ-CARLTON, AND MARRIOTT.

GREEN GRASS ACCOUNTS INCLUDING: AMERICAN GOLF PROPERTIES, TROON GOLF PROPERTIES, AND ALL PRIVATE CLUBS TO WHICH TOMMY BAHAMA PRODUCTS ARE CURRENTLY SOLD.

NORMAL CHANNELS OF DISTRIBUTION FOR CLOSE-OUTS*: NORDSTROM RACK, DSW, OFF BROADWAY, MJM, MARMAXX, SIERRA TRADING POST, AND GREAT SOLUTIONS.

* Under no circumstances shall any in-season Licensed Products, that are not damaged or irregular, be sold to off-price retailers.

SALES OF LICENSED PRODUCT TO THE FOLLOWING ARE NOT AUTHORIZED AND ARE SPECIFICALLY EXCLUDED FROM THIS AGREEMENT:

                                   Sam's Club
                                BJ Wholesale Club
                                     Costco
                              Similar "club" stores
                  Sales to jobbers and wholesale distributors.

Sales on the Internet or on television other than through web sites requested by
  Licensee using the Additional Approved Retailer Request Form and approved, in writing, by Licensor.

                             ADDENDUM 1 TO EXHIBIT J

                    ADDITIONAL APPROVED RETAILER REQUEST FORM

REQUESTED BY:        _______________________________ DATE: _____________________

COMPANY NAME:        _______________________________

DOING BUSINESS AS:   _______________________________

ADDRESS:             _______________________________

                     _______________________________

TELEPHONE:           _______________________________

FACSIMILE:           _______________________________

PRINCIPAL / OWNER:   _______________________________

NUMBER OF STORES:    _______________________________

LOCATIONS:           _______________________________
(or URL addresses for requests to sell product over the Internet)

WHOLESALE VOLUME:    _______________________________

OTHER BRANDS CARRIED
(COMPARABLE TO TB):  ___________________________________________________________

                     ___________________________________________________________

OTHER TB PRODUCTS
CARRIED (W/ ACCT #): ___________________________________________________________

                     ___________________________________________________________

CONSUMER PROFILE:    ___________________________________________________________

                     ___________________________________________________________

OTHER INFORMATION:   ___________________________________________________________

                     ___________________________________________________________

NOTE: PLEASE ATTACH PICTURES OF THE INSIDE AND OUTSIDE OF STORE.

APPROVED BY:         _______________________________ DATE: _____________________

                                    EXHIBIT K

                                MONTHLY STATEMENT

Statement of Sales and Royalties Prepared for Tommy Bahama Group, Inc.

Licensee: _______________            For Month Ending: _________________________

                             QUARTER 1   QUARTER 2   QUARTER 3   QUARTER 4    TOTAL
                             ---------   ---------   ---------   ---------   ------
GROSS SALES                    $_____      $_____      $_____      $_____    $_____
RETURNS                        $_____      $_____      $_____      $_____    $_____
TRADE DISCOUNTS                $_____      $_____      $_____      $_____    $_____
TOTAL NET SALES                $_____      $_____      $_____      $_____    $_____
REGULAR PRICE NET SALES        $_____      $_____      $_____      $_____    $_____
REGULAR PRICE                             % of Regular Price Net Sales
ROYALTY RATE
= EARNED ROYALTY FOR
   REGULAR PRICE               $_____      $_____      $_____      $_____    $_____
CLOSE-OUT NET SALES            $_____      $_____      $_____      $_____    $_____
CLOSE-OUT ROYALTY RATE                      % of Close-Out Net Sales
= EARNED ROYALTY FOR
   CLOSE-OUTS                  $_____      $_____      $_____      $_____    $_____
CLOSE-OUT SALES % OF
   TOTAL NET SALES                                                           _____%
ADDITIONAL ROYALTY ON
   CLOSEOUT SALES (IF ANY)                                                   $_____
TOTAL EARNED ROYALTY           $_____      $_____      $_____      $_____    $_____

I certify that the above information is complete and accurate.


                                            Name:
-------------------------------------             ------------------------------
Title:                                      Date:
       ------------------------------             ------------------------------

                                    EXHIBIT L

                             STATEMENT OF ESTIMATED
                                MONTHLY NET SALES

Statement Of Estimated Monthly Net Sales Prepared For: Tommy Bahama Group, Inc.

Licensee: Phoenix Footwear

Mark(s): Tommy Bahama(R) and Design Logos

Estimated Net Sales of Regular Price and Close Out Licensed Products for the remainder of Contract Year ending May 31, 20__, broken out by month:

              REGULAR PRICE         CLOSE-OUT
  MONTH     LICENSED PRODUCTS   LICENSED PRODUCTS
  -----     -----------------   -----------------
June
July
August
September
October
November
December
January
February
March
April
May
TOTAL

                                    EXHIBIT M

                               ADVERTISING POLICY

                               (TOMMY BAHAMA(TM) LOGO)

                       ADVERTISING POLICY FOR TOMMY BAHAMA
                                      2005

Thank you in advance for helping make Tommy Bahama one of the fastest growing, most profitable, and cleanest brands in our industry today!

Our goal is to maintain that brand integrity, by always presenting Tommy Bahama in an upscale, manner that sets us apart in the marketplace as the prestigious island lifestyle brand. We ask that you follow these advertising and marketing guidelines, so that a successful, strong and consistent brand message is ensured.

IMAGE USAGE

Each season we will offer images that can be used for your advertising needs. These visuals may be used for print, outdoor, brochures and PR materials; however these visuals are not authorized for broadcast video use or use in off-price selling. Please note the following parameters:

Tommy Bahama images cannot be used without the brand logo present.

We highly recommend using the approved Tommy Bahama ad template for all of your advertising needs.

If you are not using the Tommy Bahama template, then the Tommy Bahama position, image and logo must be the main focus of the ad, in order to maintain the premiere status of the brand. The limitation on these images is valid for one year from launch of the product/collection at retail.

PRICING POLICY IN AN ADVERTISEMENT

In accordance with our license agreement with Tommy Bahama Brand, the Tommy Bahama name may not be used in clearance, discount or off-price advertising of any kind, nor in connection with a sale. This has long been a policy of the Tommy Bahama brand in all of its other product categories, and it is our intent to maintain that perspective in the FILL IN CATEGORY category. For those retailers who price products within the store with both the suggested and the actual prices, that practice can be used within the store only.

All advertising of the Tommy Bahama brand can include a single price for the products featured or shown. However, there can be no mention of a sale price, sale percentage off, regular price/sale price, old price/new price in the ad itself. This policy must be followed if the name Tommy Bahama and/or any photo, sketch or other depictions of the brand or its products are present in the ad. This applies to all communication media vehicles.

The following are examples of advertising practices that are not allowed by the policy. Failure to adhere to this policy can and will result in the elimination of the account as a Tommy Bahama approved retailer.

     - Percentage discounts of any amount are not permitted in any ads; no percent off reference is acceptable.

     - Comparative price advertising such as regular price/new price is not acceptable. Example: bed regular price: $3000, now $1800, is not acceptable.

     - Was/is pricing in advertising is not acceptable. Example: watch was $595, now is $495.

     - Tommy Bahama brand name, logos or any company identifiers cannot be in an ad that features off price or discount advertising of other lines/brands.

     - No depiction of any Tommy Bahama products can be present in any ad that contains any version of off price or discount advertising.

     - Tommy Bahama images cannot be used without the brand name present, and therefore cannot appear in any off price ads.

     - In the case of a storewide sale, there can be no reference in the advertising communication that the sale applies to Tommy Bahama, even if the product is discounted within the store.

     - In the case of floor sample clearance events, the Tommy Bahama product can be included in the sale but not in the advertising and communication that takes place outside the store.

In addition, we ask that you refrain from advertising and/or pricing Tommy Bahama products with a 99 ending, as this implies that we are a price driven brand or that the product is being cleared.

BRAND IDENTITY

It is essential that the identity of the Tommy Bahama brand is maintained and communicated properly through marketing and advertising. It is very important to distinguish between our corporate name (fill in your corporate name) and the Tommy Bahama brand name. Only the brand name Tommy Bahama FILL IN CATEGORY NAME should be used.

Correct Usage (Retailer & Tommy Bahama):

     -    Joe's Tropical Store presents Tommy Bahama Outdoor Furnishings

     - Joe's Tropical Store presents Tommy Bahama Outdoor Furniture's Indochine Collection

     - Joe's Tropical Store presents the Indochine Collection by Tommy Bahama Outdoor Furniture

Incorrect Usage (co-branding of manufacturer and Tommy Bahama):

     - Joe's Tropical Store presents Tommy Bahama Outdoor Furniture by Brown Jordan

     -    Joe's Tropical Store presents Brown Jordan's Tommy Bahama Outdoor
          Furniture

LOGO USAGE

Corporate name recognition will only be acceptable through logo use. The Tommy Bahama logo has been uniquely modified and should avoid being set as type.

It is critical to all Tommy Bahama retailers that this policy is strictly followed. If you are unsure of your compliance with this policy, please call the Director of Licensing for clarification of what you are considering before the ads are placed and run.

THANK YOU.

                                    EXHIBIT N

                             NOTICE TO THIRD PARTIES

        NOTICE TO MANUFACTURERS, SUBCONTRACTORS, SUPPLIERS, DISTRIBUTORS,
                      TRANSPORTERS, AND OTHER THIRD PARTIES

Name:

________________________________________________________________________________

Address:

________________________________________________________________________________

     This is to serve as notice to the above-named Third Party that TOMMY BAHAMA GROUP, INC. ("TBG") has licensed ______________________ to use certain preferred selections of fabric, material, styles, designs, patterns or color combinations created by TBG ("Licensed Designs") in connection with the production of _________________ to be sold by _______________________ under the TOMMY BAHAMA name and trademarks ("Licensed Products").

     TBG has granted __________________ the right to utilize the services of the above-named Third Party on the condition that such Third Party will utilize those Licensed Designs solely in connection with Licensed Products. It will NOT make use of those Licensed Designs in the production, distribution or sale of any other items of merchandise that may be produced, distributed or sold by the above-named Third Party on its own behalf or on behalf of another. Any violation by the Third Party of these restrictions shall be grounds for immediate termination of the Third Party's services relating to Licensed Products, and may be the basis for a legal infringement action by TBG against the Third Party.

                              ACCEPTED AND AGREED:

[NAME OF LICENSEE]                      [NAME OF THIRD PARTY]


By:                                     By:
    ---------------------------------       ------------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

                                    EXHIBIT O

                      SUPPLIER AGREEMENT AND CERTIFICATION
                             MANUFACTURING AGREEMENT

THIS AGREEMENT is made as of the ________ day of ________, 200__, by and between [LICENSEE], having an office at ________________________ (hereinafter referred to as the "Company"), and _________________________ having an office at ________________________________ (hereinafter referred to as the
"Manufacturer").

WITNESSETH:

WHEREAS, Manufacturer is engaged in the manufacture of garments and/or other items of merchandise:

WHEREAS, Company wishes to contract with Manufacturer for manufacture of certain products from time to time ("Products"), which will bear the trademark TOMMY BAHAMA, and any related logos, crests, emblems or symbols, and all combinations, forms and derivatives thereof as are from time to time used by Company or any of its affiliates, whether registered or unregistered (the "Trademarks"); and

WHEREAS, Company has been licensed by the Tommy Bahama Group, Inc. ("TBG"), the owner of all rights, title and interests in and to the Trademarks, to use the Trademarks.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

1. THE PRODUCTS.

Company and TBG have created certain designs and patterns from which Manufacturer will create three-dimensional samples. Company shall advise Manufacturer if the samples meet Company's quality requirements within fifteen
(15) days of receipt. Manufacturer shall make any modifications to the samples as required by Company. Samples accepted by Company shall be designated as prototypes for the purposes of this Agreement.

2. TERM.

(a) The term of this Agreement shall commence as of the date hereof and continue through May 31, __________.

(b) In the event the Manufacturer shall have faithfully performed each and every obligation of this Agreement during the Term referred to in Paragraph 2(a) above, then this Agreement shall automatically renew from month to month commencing immediately upon expiration of the term, unless either party has given the other thirty (30) days written notice of its intention to terminate the Agreement.

3. MANUFACTURE.

(a) Manufacturer shall only manufacture the specific number of Licensed Products as requested by Company and at no time shall manufacture excess goods or overruns. Manufacturer shall not sell any Licensed Products bearing the Trademarks to any third parties without the express written consent of the Company.

(b) Manufacturer shall manufacture the Licensed Products and packaging to conform in quality and specifications to the prototypes as defined in Paragraph 1, above.

(c) All Licensed Products and packaging manufactured by Manufacturer shall be delivered to locations specified by Company or directly to the Company, whichever Company may direct.

4. COMPLIANCE WITH CODE; APPLICABLE LAWS.

(a) Attached hereto as ADDENDUM A is TBG's Supplier Code of Conduct (the "Code") which applies to any entity manufacturing merchandise under any of the trademarks owned by or licensed to TBG (Including the components therefore). As a condition to manufacturing Licensed Products hereunder, the Manufacturer shall comply with the terms of the Code and evidence such compliance by, (1) upon execution of this Agreement, executing the Code in the form as attached or such other form as provided by TBG, and returning such document to TBG, and (2) publicly displaying the Code in the language of the applicable country, in a form as provided by TBG from time to time, in a clearly visible location in Manufacturer's facility at all times while this Agreement is in effect.

(b) In order to ensure compliance with the Code, Company has developed a program of monitoring its manufacturers and such manufacturers' subcontractors (hereinafter the "Supplier Monitoring Program"). As a condition to manufacturing Licensed Product hereunder, Manufacturer hereby agrees that it shall cooperate fully with the Supplier Monitoring Program, which cooperation includes but is not limited to Company's inspections in accordance with Paragraph 5, below.

(c) For purposes of this Agreement a "Subcontractor" means an entity or an individual that or whom Manufacturer either hires or pays to perform the manufacturing tasks that Manufacturer could otherwise perform itself at its own facility or through its own employees and staff. A "Supplier" means an entity or individual that produces components bearing the Trademarks or fabric for the Licensed Products and provides such components to the Manufacturer in order to assemble the finished merchandise. Prior to utilizing any Subcontractor or Supplier, Manufacturer shall provide written notice to Company of: (i) the name and address of each such Subcontractor and Supplier; (ii) the nature and type of work performed or product supplied to Manufacturer; and (iii) duration of the Subcontractor or Supplier relationship.

(d) Within thirty (30) days from executing this Agreement for any existing Subcontractor and Suppliers, and within thirty (30) days after establishing a new arrangement with a Subcontractor or Supplier, Manufacturer shall obtain and provide to Company the signature of an authorized representative from each of its Subcontractors (if any) on a Manufacturing Agreement in the same form as this Agreement. Manufacturer shall further obtain and provide to Company the signature of an authorized representative from each of Manufacturer's Suppliers on a

Certification in the same form as that which is attached hereto and hereafter referred to as ADDENDUM B, and provided by Company from time to time, or such other form as provided by Company. In the event Manufacturer has knowledge of, has reason to believe, or should have reason to know that any Supplier or Subcontractor used by Manufacturer is in breach of the Certification or Manufacturing Agreement, as the case may be, Manufacturer shall immediately notify Company and Manufacturer shall, at its sole expense, take immediate action to require the breaching party to rectify such breach, including, where Company deems it necessary, immediate termination of its relationship with such Supplier or Subcontractor. If Manufacturer fails to take immediate action, Company shall have the right to remain primarily liable and completely obligated under all of the provisions of this Agreement in respect of such subcontracting and supplier arrangement.

(e) Manufacturer certifies that it has in effect a program of monitoring its Subcontractors and Suppliers which manufacture TBG brand merchandise which is sufficient to ensure their compliance with the Code and all applicable state, local and foreign laws and regulations pertaining to wages, overtime compensation, benefits, hours, hiring and employment, workplace conditions and safety, the environment, collective bargaining, freedom of association and that their products and/or the components thereof are made without the use of child (persons under the age of 15 or younger than the age for completing compulsory education, if that age is younger than 15), prison, indentured, exploited bonded, forced or slave labor.

(f) Manufacturer shall ensure that all merchandise manufactured hereunder shall be manufactured in compliance with all federal, state and local laws which pertain to the manufacture of clothing, apparel, and other merchandise including the Flammable Fabrics Act, as amended, and regulations thereunder and Manufacturing guarantees, that with regard to all products, fabrics or related materials used in the manufacture of the Licensed Products, for which flammability standards have been issued, amended or continued in effect under the Flammable Fabrics Act, as amended, reasonable and representative tests, as prescribed by the Consumer Product Safety Commission, have been performed which show that the Licensed Products at the time of their shipment or delivery conform to the above-referenced flammability standards as are applicable.

(g) Manufacturer shall manufacture or cause to manufacture all Licensed Products (including components thereof) manufactured in the United States, in compliance with all applicable requirements of Sections 6, 7, and 12 of the Fair Labor Standards Act, as amended, and all regulations and orders of the United States Department of Labor under Section 14 thereof, and applicable state and local laws pertaining to child labor, minimum wage and overtime compensation, and, if the Licensed Products are manufactured outside the United States, in compliance with all applicable laws, including but not limited to, wage, overtime compensation, benefits, hours, hiring and employment, workplace conditions and safety, environmental, collective bargaining, freedom of association laws of the country of manufacture and without the use of child (persons under the age of 15 or younger than the age for completing compulsory education, if that age is younger than 15), prison, indentured, exploited bonded, forced or slave labor.

(h) Manufacturer acknowledges that it has read and understands Company's policy with regard to the manufacture of Licensed Products for Company. Manufacturer further agrees that it shall, SIMULTANEOUS to executing this Agreement, execute and abide by the Certification attached as

ADDENDUM B, and shall execute and abide by all Certifications provided by Company from time to time. Failure by Manufacturer to execute and abide by such Certification shall be grounds for immediate termination of this Agreement by Company.

(i) Manufacturer shall not utilize or permit any Subcontractors or Suppliers to utilize in the manufacture or treatment of any of the Licensed Products (including the components thereof) manufactured hereunder any Azo dyes that can be split into any of the following amines:

                                CAS#
                              --------
4-Aminobiphenlyl              92-67-1

Benzidine                     92-87-5

4-Chloro-o-toluidine          95-69-2

2-Naphthylamin                91-59-8

o-Aminoazotoluol              97-5-3

2-amino-4-nitrotoluol         99-55-8

p-Chloroaniline               106-47-8

2,4-Diaminoanisole            615-05-4

4,4'-Diaminodiphenylmethane   101-77-9

3,3'-Dichlorbenzidin          91-94-1

Aminoanabenzane               17-7

3,3'-Dimethoxybenzidine       119-90-4

3,3'-Dimethylbenzadine        119-93-7

3,3'-Dimethyl-                838-88-0

4,4'diaminodiphenylmethane

Kresidin                      120-71-8

4,4'Methaylen-bis
(2-chloranilin                101-14-4

4,4'Oxydianiline              101-80-4

4,4'Thiodianiline             139-65-1

o-Toluidine                   95-53-4

2,4-Toluylenediamine          95-80-7

2,4,5-Trimethylanilin         137-
o-Anisidine

(j) Manufacturer's use or any of Manufacturer's Subcontractors or Suppliers use of the following chemicals in connection with the manufacture or treatment of any of the Licensed Products (including the components thereof) manufactured hereunder, shall be in accordance with the following standards or such other standards Company may designate from time to time:

               (i) Formaldehyde: Must be less than 300 p.p.m. when tested in by the Acetylacetone method in accordance with Japanese law 112.

               (ii) Pentachlorophenol (Pesticides): Must be less than 5 p.p.m.

               (iii) Nickel: In the event any metal parts of a garment or other merchandise coming into contact with the skin, contain nickel in excess of 0.5 micrograms per square centimeter/week, Company must be so notified and special warning labels need to be attached to the garment.

5. INSPECTION.

(a) With or without notice from Company or TBG, Manufacturer shall arrange for and provide access to Company's and/or TBG's representative(s), including, but not limited to, any independent entity designated by Company or TBG's legal representative(s), to: (i) Manufacturer's manufacturing facility, residential facilities (if any) and any manufacturing and/or residential facility operated by and of Manufacturer's Subcontractors; (ii) Manufacturer's books, records and documents necessary to evidence Manufacturer's compliance with the Code and all applicable laws, rules and regulations, including, but not limited to, employee wages, employee timecards, withholding rates and deductions, worker's contracts and/or agreements, any company policies affecting employees, evidence of employee age, shipping documents, cutting reports and other documentation relating to the manufacture and shipment of the Licensed Products; and (iii) Manufacturer's books, records and documents relating to the use of chemicals and dyestuffs in the fabrics, trims, garments and other merchandise manufactured hereunder. For purposes of this Paragraph, all such books, records and Manufacturer shall maintain documents in a secure and readily accessible location for a period of three (3) years from their creation.

(b) The access provided by Manufacturer as set forth in Paragraph 5(a), above, shall include Company's and TBG's right to inspect, test, and take samples of the Licensed Products, whether finished or semi-finished, at any time during the manufacturing process to ensure that the manufacture of the Licensed Products is in accordance with the terms and restrictions herein contained.

(c) Company shall have the right to reject any Licensed Products or packaging not meeting the standards described in Paragraph 1, above. Manufacturer shall not have the right to sell or otherwise distribute any rejected Licensed Products or packaging. All such products shall be destroyed according to methods and procedures provided by Company.

6. SHIPPING LEGEND.

All commercial invoices (bills of lading) which accompany all Licensed Products must include the following language (either pre-printed or "stamped"):

     "We hereby certify that the merchandise (including components thereof) covered by this shipment was manufactured in compliance with the TBG Supplier Code of Conduct and: (1) if the merchandise was manufactured in the United States, it was manufactured in compliance with (a) section 6, 7, and 12 of the Fair Labor Standards Act, as amended and all regulations and orders of the United States Department of Labor under section 14 thereof, and (b) state and local laws pertaining to child labor, minimum wage and overtime compensation; or (2) if the merchandise was manufactured outside the United States, it was manufactured in compliance with the wage and hour laws of the country of manufacture and without the use of child (persons under the age of 15 or younger than the age of completing compulsory education, if that age is younger than 15), prison, indentured, exploited bonded, forced or slave labor. We further certify that we have in effect a program of monitoring our Subcontractors and Suppliers, which manufacture TOMMY BAHAMA brand merchandise for compliance with the foregoing. We also certify that the merchandise is in compliance with all laws governing the designation of country of origin and, if applicable, is being shipped under legally issued and valid export license or visa."

Any merchandise shipped that is not accompanied by a commercial invoice bearing the required language will be subject to rejection and returned at Manufacturer's expense and Manufacturer may be charged for any and all costs that are incurred by Company due to the rejection, including, but not limited to, damages sustained as a result of Company's liability to customers, any resulting fines and penalties and attorneys' fees for said rejected goods. Such rejected goods may not be sold or distributed by Manufacturer to any entity other than Company.

7. USE OF TRADEMARKS.

(a) Except in connection with the manufacture of Licensed Products, Manufacturer shall not use the Trademarks, in any manner whatsoever (including, without limitation, for advertising, promotion and publicity purposes), without obtaining the prior written approval of TBG, which may be withheld in TBG's sole discretion. In any event, Manufacturer shall not at any time use, promote, advertise, display or otherwise commercialize the Trademarks or any material utilizing or reproducing the Trademarks in any manner. Manufacturer shall not make any reference in its business materials, advertising or in any of its business activities to the fact that Manufacturer is being contracted by Company to manufacture merchandise under any Trademarks owned by or licensed to TBG

(b) The Trademarks will appear on all of the Licensed Products and all packaging in the manner provided by Company.

(c) No other trademarks or notices shall appear on Licensed Products or packaging without Company's and TBG's prior written consent in each instance.

(d) Manufacturer's use of the Trademarks shall inure to the benefit of TBG. Manufacturer shall take any and all steps required by TBG and the law to perfect TBG's rights therein.

8. PROPERTY OF OWNER.

(a) Manufacturer recognizes the great value of the goodwill associated with the Trademarks and the identification of the Licensed Products with the Trademarks and acknowledges that the Trademarks and all rights therein and goodwill pertaining thereto belong exclusively to TBG. Manufacturer further recognized and acknowledges that a breach by Manufacturer of any of its covenants, agreements or other undertakings hereunder will cause TBG irreparable damage, which cannot be adequately remedied in damages in an action at law, and may, in addition thereto, constitute an infringement of TBG's rights in the Trademarks, thereby entitling TBG to equitable remedies, costs and reasonable attorney's fees.

(b) To the extent any rights in and to the Trademarks are deemed to accrue to Manufacturer, Manufacturer hereby assigns any and all such rights, at such time as they may be deemed to accrue, including the related goodwill, to TBG.

(c) Manufacturer shall (i) never challenge the validity of TBG's ownership in and to the Trademarks or any application for registration thereof, or any trademark registration thereof and (ii) never contest the fact that Manufacturer's rights under this Agreement are solely those of a manufacturer and terminate upon expiration of this Agreement. Manufacturer shall, at any time, whether during or after the term of the Agreement, execute any documents reasonably requested by TBG to confirm TBG's ownership rights. All rights in the Trademarks other than those specifically granted herein are reserved by TBG for its own use and benefit.

(d) Without limiting the generality of any other provision of this Agreement, Manufacturer shall not (i) use the Trademarks, in whole or in part, as a corporate or trade name or (ii) join any name or names with the Trademarks so as to form a new trademark. Manufacturer agrees not to register, or attempt to register, the Trademarks in its own name or any other name, anywhere in the world.

(e) All provisions of this paragraph shall survive the expiration or termination of this Agreement.

9. TRADEMARK PROTECTION.

(a) In the event that Manufacturer learns of any infringement or imitation of the Trademarks or of any use by any person or entity of a trademark similar to the Trademarks, it shall promptly notify Company and thereupon, Company shall so notify TBG. TBG shall take such actions as it deems advisable for the protection of its rights in and to the Trademark and, if requested to do so by TBG, Manufacturer shall cooperate with TBG in all respects. In no event, however, shall TBG be required to take any action if it deems it inadvisable to do so.

(b) TBG shall defend, at its cost and expense, and with counsel of its own choice, any action or proceeding brought against Manufacturer for alleged trademark infringement arising out of Manufacturer's use of the Trademarks in accordance with the provisions of this Agreement.

(c) Manufacturer shall cooperate with TBG in the execution, filing and prosecution of any trademark, copyright or design patent applications that TBG may desire to file and for that purpose Manufacturer shall supply to TBG from time to time such samples as may be reasonably required.

(d) All provisions of this paragraph shall survive the expiration or termination of this Agreement.

10. TRANSSHIPMENT. Transshipment is an illegal practice of falsely documenting the country of origin of the raw materials used to manufacture the Licensed Products and the finished Licensed Products shipped to the United States in order to evade quota restraints on the country of actual production and the shipment of products under counterfeit export licenses or visas. Manufacturer acknowledges that transshipment, in any form, violates U.S. federal law, that Company and TBG will review all documents received from Manufacturer to assure the veracity and the authenticity of the sources of Products and that, upon indication of transshipment of the Products by Manufacturer, Company or TBG reserves the right to immediately terminate this Agreement and pursue available remedies against Manufacturer.

11. SECONDS, THIRDS OR EXCESS GOODS. Manufacturer shall not have the right to sell any Licensed Products or packaging which are determined to be seconds, thirds or are in excess of the amount of the Licensed Products requested by Company. Company shall purchase all seconds, thirds, or excess products, including trim, at a reasonable fair market price. Company shall have the right to inspect any seconds, thirds or excess Licensed Products to ensure that they comply with the terms of this Agreement.

12. STOLEN GOODS OR DAMAGED GOODS. Manufacturer will provide Company with immediate notice of any stolen Licensed Products or damaged Licensed Products including Licensed Products that were then in production. With regard to damaged Licensed Products, Manufacturer shall not have the right to sell any damaged Licensed Products. With regard to stolen Licensed Products, Manufacturer shall cooperate with Company with respect to any action regarding the stolen Licensed Products.

13. DESIGN OWNERSHIP. All rights, including without limitation, copyright, trade secret and design patent, to designs for the Licensed Products including, without limitation, artwork, prints, patterns, package designs, labels, advertising or promotional materials or any other designs using or used on or affixed thereto, and to any package design, bearing the Trademarks shall, as between the parties hereto be the property of TBG. All Licensed Products manufactured from designs submitted by Manufacturer and approved by TBG shall bear the Trademarks.

14. CONFIDENTIALITY. During the term of this Agreement and thereafter, each party shall keep strictly secret and confidential any and all information acquired from the other party hereto or its designee and shall take all necessary precautions to prevent unauthorized disclosure of such information. Manufacturer acknowledges that it will receive from Company prints, designs, ideas, sketches, and other materials which Company and TBG intend to use on or in connection with lines of merchandise which have not yet been put into the channels of distribution. The parties recognize that these materials are valuable property of TBG. Manufacturer acknowledges the need to preserve the confidentiality and secrecy of these materials and agrees to take all necessary steps to ensure that use by it or by its employees and/or agents will in all respects preserve such confidentiality and secrecy. Manufacturer shall take all reasonable precautions to protect the secrecy of the materials, samples, and designs prior to their commercial distribution or the showing of samples for sale, and shall not manufacture any merchandise employing or adapted from any of said designs except for Company, TBG or its affiliates or designees.

15. FORCE MAJEURE.

(a) No failure or omission by either of the parties to perform any of its obligations under this Agreement shall be deemed a breach of this Agreement if such failure or omission is the result of acts of God, war, riot, accidents, compliance with any action or restriction of any government or agency thereof, strikes or labor disputes, inability to obtain suitable raw materials, fuel power or transportation, or any other factor or circumstance beyond the control of the party, which is not attributable to the negligence of such party.

(b) Any suspension of performance by reason of this paragraph shall be limited to the period during which such cause of failure exists, but such suspension shall not affect the running of the term of this Agreement. However, if the suspension of performance by reason of this paragraph exceeds six months, either party may give written notice of termination of this Agreement.

16. MANUFACTURER'S WARRANTIES AND REPRESENTATIONS.

Manufacturer warrants and represents that:

(a) It has and will have throughout the term of this Agreement, the full power, authority and legal right to execute and deliver, and to perform fully and in accordance with all of the terms of this Agreement.

(b) The entering of this Agreement by Manufacturer does not violate any agreements, rights or obligations existing between Manufacturer and any other person, entity, or corporation.

(c) It is not engaged in and will not engage in any activities which are in violation of any applicable domestic foreign or international laws, rules or regulations, including without limitation laws, rules or regulations governing labor, the environment, the manufacture and sale of goods, U.S. Customs laws or illegal transshipment. Company maintains a policy against engaging in any illegal activities and will not buy or sell products provided throughout the use of any unlawful or unethical practices.

(d) It accurately states the country of origin on all products, that it does not and will not transship, and it will act to stop or prevent any known illegal transshipment activity.

(e) It shall not utilize, nor permit any of its subcontractors or suppliers to utilize in the manufacture or treatment of any of the Licensed Products (including the components thereof) manufactured hereunder any AZO dyes that can be split into any of the amines set forth in Paragraph 3(i), above.

(f) Its use or any of its subcontractors or suppliers use of the chemicals set forth in Paragraph 3(i) above, in connection with the manufacture or treatment of any of the Licensed Products (including the components thereof) manufactured hereunder, shall be in accordance with the standards set forth in Paragraph 3(i) or such other standards as Company may designate from time to time.

17. COMPANY'S WARRANTIES AND REPRESENTATIONS.

Company warrants and represents that:

(a) it has, and will have throughout the term of this Agreement, the right to authorize use of the Trademarks to Manufacturer in accordance with the terms and provisions of this Agreement; and

(b) the entering of this Agreement by Company does not violate any agreements, rights or obligations existing between Company and any other person, entity, or corporation.

18. INDEMNIFICATIONS.

(a) Company hereby indemnifies Manufacturer and shall hold it harmless from any loss, liability, damage, cost or expense (including reasonable attorney's fees) arising out of any claims or suits which may be brought against Manufacturer by reason of the breach by Company of the warranties or representations as set forth in Paragraph 17, above, provided that Manufacturer gives prompt written notice, and full cooperation and assistance to Company relative to any such claim or suit, and that Company shall have the option to undertake and conduct the defense of any suit so brought. Manufacturer shall cooperate fully in the respect with Company in the conduct and defense of said suit and/or proceedings.

(b) Manufacturer indemnifies and agrees to hold Company harmless from any loss, liability, damage, cost or expense (including reasonable attorney's fees), arising out of (i) any breach of the terms herein contained; (ii) any claims or suits by reason of any unauthorized use by Manufacturer in connection with the Licensed Products or Trademarks covered by this Agreement; (iii) Manufacturer's noncompliance with any applicable federal, state, or local law or with any other applicable governmental units or agency's rules, regulations; and (iv) any alleged defects and/or inherent dangers in Licensed Products or use thereof.

(c) If reasonably available in the country in which Manufacturer operates it factory, Manufacturer agrees to obtain, at its own expense, product liability insurance providing adequate protection for Company and Manufacturer against any claims or suits in an amount no less than US$3,000,000. If applicable, within thirty (30) days from the date thereof, Manufacturer undertakes to submit to Company a fully paid policy or Certificate of Insurance naming Company as an insured party and, requiring that the insurer shall not terminate or materially modify such without written notice to Company of at least twenty (20) days.

19. TERMINATION.

(a) Company shall have the right to terminate this Agreement immediately upon written notice to Manufacturer if Manufacturer breaches any of its obligations under this Agreement or such other occurrences as outlined below, and such breach remains uncured or cannot be cured by Manufacturer within ten (10) days from receipt of notice;

(b) Company shall have the right to terminate this Agreement immediately upon written notice to Manufacturer, if Manufacturer is found at any time to be in breach of the representation made in Paragraph 16(e) or if any governmental agency or other body or office or official vested with appropriate authority deems the Licensed Products to be harmful or defective in any way, manner or form, or are being sold distributed in contravention of applicable laws and regulations or in a manner likely to cause harm;

(c) Company shall have the right to terminate this Agreement immediately upon written notice to Manufacturer, if Manufacturer manufactures the Licensed Products without the prior written approval of Company as provided herein;

(d) Company shall have the right to terminate this Agreement upon ten (10) days written notice to Manufacturer, if Manufacturer is unable to pay its debts when due, or makes any assignments for the benefit of creditors, or files any petition under the bankruptcy or insolvency laws of any jurisdiction, country or place, or has or suffers as a receiver or trustee to be appointed for its business or property, or is adjudicated a bankrupted or an insolvent;

(e) Company shall have the right to terminate this Agreement upon ten (10) days written notice to Manufacturer, if Manufacturer fails to make timely delivery of the Licensed Products; or

(f) Notwithstanding the foregoing provisions, Company shall have the right to terminate this Agreement, with or without cause, upon thirty (30) days notice to Manufacturer, providing however, that, upon written approval by Company, Manufacturer shall have the right to complete any work then in progress.

20. ACTS UPON EXPIRATION OR TERMINATION OF THIS AGREEMENT.

(a) Upon and after the expiration or termination of this Agreement, Manufacturer agrees not to make reference in its advertising or its business materials to having been formerly associated with Company or the Trademarks.

(b) Upon and after the expiration or termination of this Agreement, Manufacturer will refrain from further use of the Trademarks or of anything confusingly similar thereto, in connection with the manufacture of any products. Additionally, Manufacturer shall immediately return all originals and copies of all sketches, patterns, prototypes, samples or other materials relating to the Licensed Products to Company.

(c) In the event of expiration or termination of this Agreement, as herein provided, with the exception of the Licensed Products which Manufacturer may, with Company's consent, ship to satisfy any unfilled, confirmed orders for the current season it had received prior to said expiration or termination, Company shall have the prior right and option to purchase any or all of the Licensed Products and packaging materials, as then in Manufacturer's possession or carried on its books of account. Upon such termination or expiration, Manufacturer shall immediately cause physical inventories to be taken of (i) Licensed Products on hand; (ii) Licensed Products in the process of manufacture; and (iii) all packaging materials, which inventories shall be reduced to writing and a copy thereof shall be delivered to Company not later than fifteen (15) days from termination or expiration. Written notice of the taking of each inventory shall be given to Company at least forty-eight (48) hours prior thereto. Company shall have the right to be present at such physical inventory or to take its own inventory, and to exercise all rights it has available with respect to the examination of Manufacturer's books and records. If Manufacturer does not allow Company to take such inventory, it shall have not right to sell the remaining Licensed Products without Company's prior approval.

(d) Manufacturer recognizes that any sale of the Licensed Products upon termination or expiration, would cause irreparable damage to the prestige of the Company and to the Trademarks, and to the goodwill pertaining thereto.

(e) Upon expiration or termination of this Agreement, Manufacturer shall cease the manufacture of Licensed Products. All the Licensed Products set forth on the inventories referred to in subdivision (i) and (ii) of Paragraph 20(c) which are not purchased by Company pursuant to such paragraph may be sold subject to Company's prior right to approve the customers in writing and the terms and conditions of each sale. Such sale shall otherwise be strictly in accordance with the terms, covenants and conditions of this Agreement as though the Agreement had not expired or terminated. In no event shall Manufacturer sell any Licensed Products to any Third Party without the prior written approval of Company.

21. NOTICES.

All notices which either party hereto is required or may desire to give shall be given by addressing the same to the address hereinafter in this paragraph, or as such other address as may be designated in writing by any party in a notice to the other given in the manner prescribed in this paragraph. All such notices shall be deemed to be sufficiently given five (5) days after the mailing by registered or certified mail, or in the date of electronic facsimile for which the sender obtains a confirmation of successful transmission. The addresses to which any such notices, shall be given are the following:

TO COMPANY: __________________                 TO MANUFACTURER: ________________

22. NO PARTNERSHIP.

This Agreement does not constitute and shall not be construed as a partnership or joint venture between Company and Manufacturer. Neither party shall have any right to obligate or bind the other party in any manner whatsoever, and nothing herein contained shall give, or is intended to give, any rights of any kind to any third persons.

23. NON-ASSIGNABILITY.

This Agreement shall bind and inure to the benefit of Company and its successors and assigns. This Agreement is personal to Manufacturer, and Manufacturer shall not transfer or sublicense its rights hereunder and neither this Agreement nor any of the rights of Manufacturer hereunder shall be sold, transferred or assigned by Manufacturer and no rights hereunder shall devolve by operation of law or otherwise upon any receiver, liquidator, trustee or other party.

24. SEVERABILITY.

If any provision or any portion of this Agreement shall be construed to be illegal, invalid, or unenforceable, such shall be deemed stricken and deleted from this Agreement to the same extent and effect as if never incorporated herein, but all other provisions of this Agreement and remaining portion of any provision which is illegal, invalid or unenforceable in part shall continue in full force and effect.

25. HEADINGS.

The headings of the Paragraphs of this Agreement are for convenience only and shall in no way limit or affect the term or conditions of this Agreement.

26. COUNTERPARTS.

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

27. CONSTRUCTION.

This Agreement shall be construed in accordance with the laws of the State of New York of the United States of America with the same force and effect as if fully executed and to be performed therein.

28. JURISDICTION.

The parties hereby consent to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any of the courts of the State of New York in any dispute arising under this Agreement and agree further that service of process or notice in any such action, suit or proceeding shall be effective if in writing and delivered in person or sent as provided in Paragraph 21 hereof.

29. WAIVER, MODIFICATION, ETC.

No waiver, modification or cancellation of any term or condition of this Agreement shall be effective unless executed in writing by the party charged therewith. No written waiver shall excuse the performance of any acts other than those specifically referred to herein. The fact that Company has not previously insisted upon Manufacturer expressly complying with any provision of this Agreement shall not be deemed to be a waiver of Company's future right to require compliance in respect thereof and Manufacturer specifically acknowledges and agrees that the prior forbearance in respect of any act, term or condition shall not prevent Company from subsequently requiring full and complete compliance thereafter.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first written above.

-------------------------------------   ----------------------------------------
[LICENSEE NAME]                         [MANUFACTURER NAME]


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

                                  ADDENDUM 1 TO
                                    EXHIBIT O

                            TOMMY BAHAMA GROUP, INC.

                                 CODE OF CONDUCT

These Standards apply to all of the Tommy Bahama Group, Inc. ("TBG") Business Partners. TBG strongly encourages Business Partners to exceed these Standards and promote best practices and compliance by Business Partners with the Standards.

While TBG recognizes that there are different legal and cultural environments in which Business Partners operate throughout the world, these Standards set forth the basic minimum requirements Business Partners must meet in order to do business with TBG. The Standards also provide the foundation for TBG ongoing evaluation of compliance by Business Partners with the Standards.

Business Partners are defined as vendors, manufacturers, contractors, subcontractors and other suppliers, sources and agents who provide TBG with goods or services ordered pursuant to any purchase order, contract or agreement issued directly by TBG or ordered on TBG behalf.

LAWS & REGULATIONS

All TBG Business Partners must operate in full compliance with all applicable local and national laws, rules and regulations pertaining to all aspects of factory operations in the jurisdiction of which they conduct business.

EMPLOYMENT PRACTICES

TBG will only do business with Business Partners whose workers are treated fairly and who in all cases are present voluntarily, not put at risk of physical harm, fairly compensated, and allowed the right of free association and not exploited in any way. Business Partners shall ensure procedures are in place by which workers, alleging violations of these Standards, may do so without fear of negative repercussions.

In addition, TBG Business Partners must adhere to the following:

Wage and Benefits: TBG Business Partners must pay workers wages and legally mandated benefits that comply with any applicable law. In addition to their compensation for regular hours of work, workers shall be compensated for overtime hours at such premium rates as are legally required, or in those countries where such laws do not exist, at least equal to their regular hourly wage rate.

Working Hours: TBG expects its Business Partners to operate based on prevailing local work hours. Except in extraordinary circumstances, Business Partners shall limit the number of hours that workers may work on a regularly scheduled basis to the legal limit on regular and overtime hours established by local laws and regulations in the jurisdiction in which they manufacture. subject to the requirements of local law, a regularly scheduled workweek of no more than sixty
(60) hours and one day off in every seven (7) day period is encouraged. Partners will comply with applicable laws that entitle workers to vacation time, leave periods and holidays. Business Partners must regularly provide reasonable rest periods and one day off within a seven-day period. Any time worked over the norm for the area should be compensated as prescribed by the local labor laws.

Child Labor: Use of child labor is strictly prohibited. Business Partners must observe all legal requirements for the work of authorized minors, particularly those relating to hours of work, wages, minimum education and working conditions. TBG supports the development of legitimate, workplace apprenticeship programs and Business Partners will be expected to comply with all laws and regulations applicable to such apprenticeship programs.

          "Child" is defined as a person who is younger than 15 (or 14 where the law of that country permits) or younger than the age for completing compulsory education in the country where such age is higher than 15. TBG will not utilize Business Partners who use or permit the use of child labor in any of their facilities.

Prison Labor / Forced Labor: Business Partners will not use or permit the use of bonded labor, indentured labor, prison labor or forced Labor in the manufacture or finishing of products ordered by TBG. Nor will TBG knowingly purchase materials from a Business Partner utilizing bonded labor, indentured labor, prison labor or forced Labor. "Forced labor" is defined as any work or service which is extracted from any person under the threat of penalty for its non-performance and for which the worker does not offer himself voluntarily.

Discrimination: While TBG recognizes and respects cultural differences, employment (hiring, wages, benefits, advancement, termination, and retirement) shall be based on the worker's ability and not on personal characteristics. TBG believes that workers should be employed on the basis of their ability to do the job, rather than on the basis of gender, age, disability, racial characteristics, cultural or religious beliefs or similar factors. TBG will not utilize Business Partners who discriminate against workers on the basis of gender, age, disability, racial characteristics, cultural or religious beliefs or similar factors.

Free Association: Workers must be free to join organizations of their own choice. Business Partners shall recognize and respect the rights of workers to freedom of association and collective bargaining. Workers shall not be subject to intimidation or harassment in the peaceful exercise of their legal right to join or to refrain from joining an organization.

Disciplinary Practices: All Business Partners must treat all workers with respect and dignity. TBG will not utilize Business Partners who use, or permit the use of corporal punishment, physical, sexual, psychological or verbal harassment or other forms of mental or physical coercion, abuse or intimidation. Business Partners shall not use, or permit the use of fines as a disciplinary practice.

Women's Rights: All Business Partners will ensure that workers who are women receive equal treatment in all aspects of employment. Pregnancy tests will not be a condition of employment or continuation thereof and pregnancy testing, to the extent it is provided, will be voluntary and at the option of the worker. Workers will not be exposed to hazards that may endanger their reproductive health and Business Partners will not force workers to use contraception.

Health & Safety: TBG will only utilize Business Partners who provide workers with a clean, safe and healthful work environment designated to prevent accidents and injuries arising out of or occurring while in the course of work or as a result of the operation of a Business Partner's facility. All Business Partners must comply with all applicable, legally mandated standards for workplace health and safety. Where applicable, Business Partners who provide residential facilities for their workers must provide safe and healthy facilities that comply with legally mandated standards for health and safety.

ETHICAL STANDARDS

TBG will seek to identify and work with Business Partners who aspire as individuals and in the conduct of their business to a set of ethical standards which are compatible with TBG standards. Bribes, kickbacks or other similar unlawful or improper payments are strictly prohibited to be given to any person or entity to obtain or retain business.

ENVIRONMENTAL REQUIREMENTS

All Business Partners must comply with environmental rules, regulations and standards applicable to their operations.

LEGAL REQUIREMENTS

TBG policy is to obey the laws of each country in which merchandise is manufactured for TBG. Business Partners will comply with all applicable local and national laws, rules, and regulations pertaining to all aspects of factory operations. This includes compliance with these Standards and the terms and conditions of purchase orders issued by TBG or on TBG's behalf and also requires attention to U.S. country of origin regulations which govern quota classification and the marking of products.

MONITORING / COMPLIANCE

TBG takes affirmative measures to monitor compliance with TBG Standards and TBG's Purchase Order Terms and Conditions. Such measures may include prescreening Business Partners, scheduled or random, announced and unannounced on-site inspections of factories by TBG representatives, or certification by TBG Business Partners that TBG Standards have been complied with.

TBG associates and representatives have been asked to be watchful for violations of TBG Standards on visits to factories or manufacturing facilities and to report questionable conduct to management for follow up and when appropriate, for corrective action.

RECORD KEEPING

All Business Partners must maintain in the factories producing merchandise for TBG all documentation necessary to demonstrate compliance with TBG Standards. Business Partners must furnish TBG representatives reasonable access to production facilities, employment records and workers for confidential interviews in connection with monitoring factory or inspection visits. Business Partners must promptly respond to reasonable inquires by TBG representatives concerning the operations of factories with respect to TBG Standards.

SUBCONTRACTING

Business Partners shall not utilize subcontractors for the production of TBG's merchandise, or components thereof, without TBG's prior written approval and only after the subcontractor has agreed to comply with TBG's Standards. Business Partners shall require each TBG's approved subcontractor to abide by the Standards. Business Partners shall be held accountable for a subcontractor's failure to abide by TBG's Standards.

CORRECTIVE ACTION

If a Business Partner is in violation of TBG's Standards, TBG will work with the Business Partner to remediate the violation if at all possible. If this effort is unsuccessful or not possible, TBG shall reevaluate its business relationship with the Business Partner and shall take appropriate corrective action. Corrective action may include cancellation of the affected order, prohibition of subsequent use of a factory or termination of TBG business relationship with any Business Partner found to be in violation of these Standards, or exercising any other rights and remedies to which TBG may be entitled under Purchase Orders issued by TBG or on behalf of TBG, at law or otherwise.

AGREED AND UNDERSTOOD:

VENDOR:


BY:
    ---------------------------------
NAME:
      -------------------------------
TITLE:
       ------------------------------

                                  ADDENDUM 2 TO
                                    EXHIBIT O

                             SUPPLIER CERTIFICATION

In consideration of the Tommy Bahama Group, Inc. ("TBG") placing orders for the manufacture of TOMMY BAHAMA brand merchandise with us in the future, and in compliance with TBG's Manufacturing Agreement with us (the "Agreement"), we hereby certify that:

I. Any merchandise (including components thereof) we manufacture or cause to be manufactured under the Agreement will be manufactured in compliance with: (1) all applicable requirements of Sections 6, 7, and 12 of the Fair Labor Standards Act, as amended, and all regulations and orders of the United States Department of Labor under Section 14 thereof, and applicable state and local laws pertaining to child labor, minimum wage and overtime compensation, and, if the merchandise is manufactured outside the United States, it will be manufactured in compliance with the wage, overtime compensation, benefits, hours, hiring and employment, workplace conditions and safety, environmental, collective bargaining, freedom of association laws of the country of manufacture and without the use of child (persons under the age of 15 or younger than the age for completing compulsory education, if that age is younger than 15), prison, indentured, exploited bonded, forced or slave labor; (2) we currently have in effect and will maintain a program of monitoring all of our suppliers and subcontractors, subcontract sewing shops and other designated contract facilities producing TOMMY BAHAMA brand merchandise for compliance with (1) above; (3) we will obtain the signature of an authorized representative of our suppliers, subcontractors, subcontract sewing shops and other designated contract facilities producing TOMMY BAHAMA brand merchandise on a current supplier agreement, as provided by TBG; (4) within two (2) weeks of the execution of this Certificate, we will provide to TBG the names and addresses of all of our suppliers, subcontractors, subcontract sewing shops and other designated contract facilities producing TOMMY BAHAMA brand merchandise under the Agreement and all such merchandise shall be manufactured solely in factories (whether operated by our suppliers, subcontractors, subcontract sewing shops or designated contract facilities) that have been inspected and approved in writing by our authorized employee or agent; and (5) all shipping documents which accompany all TOMMY BAHAMA brand merchandise will include the following language (either pre-printed or "stamped"):

     "We hereby certify that the merchandise (including components thereof) covered by this shipment was manufactured in compliance with (1) all applicable requirements of Sections 6, 7, and 12 of the Fair Labor Standards Act, as amended and all regulations and orders of the United States Department of Labor under Section 14 thereof, and applicable state and local laws pertaining to child labor, minimum wage and overtime compensation, and (2) if manufactured outside the United States, was manufactured in compliance with all applicable requirements of the wage, overtime compensation, benefits, hours, hiring and employment, workplace conditions and safety, environmental, collective bargaining, freedom of association laws of the country of manufacture and without the use of child (persons under the age of 15 or younger than the age for completing compulsory education, if that age is younger than 15), prison, indentured, bonded, forced or slave labor. We further certify that we currently have in effect a program of monitoring our Suppliers and Subcontractors and other designated contract facilities which manufacture TOMMY BAHAMA brand merchandise to ensure their compliance with the Fair Labor Standards Act and all state, local and foreign laws pertaining to wages, overtime compensation, benefits, hours, hiring and employment, workplace conditions and safety, environmental, collective bargaining, freedom of association and that their products or the components thereof are made without the use of child (persons under the age of 15 or younger than the age for completing compulsory education, if that age is higher than 15), prison, indentured, bonded, forced or slave labor. We also certify that upon importation (if applicable) this shipment is in compliance with all laws applicable to the designation of country of origin and is being shipped under legally issued and valid export license or visa."

II. Neither we, nor any of our subcontractors or suppliers, will in the manufacture or treatment of any of the merchandise and Licensed Products (including the components thereof) manufactured hereunder use any Azo dyes that can be split into any of the following amines:

                                         CAS #
                                       --------
4-Aminobiphenlyl                       92-67-1
Benzidine                              92-87-5
4-Chloro-o-toluidine                   95-69-2
2-Naphthylamin                         91-59-8
o-Aminoazotoluol                       97-56-3
2-amino-4-nitrotoluol                  99-55-8
p-Chloroaniline                        106-47-8
2,4-Diaminoanisole                     615-05-4
4,4'-Diaminodiphenylmethane            101-77-9
3,3'-Dichlorbenzidin Aminoanabenzane   91-94-1
3,3'-Dimethoxybenzidine                119-90-4
3,3'Dimethylbenzadine                  119-93-7
3,3'-Dimethyl-                         838-88-0
4,4'diaminodiphenylmethane p-Kresidin  120-71-8
4,4'Methaylen-bis-(2-chloranilin)      101-14-4
4,4'Oxydianiline                       101-80-4
4,4'Thiodianiline                      139-65-1
o-Toluidine                            95-53-4
2,4-Toluylenediamine                   95-80-7
2,4,5-Trimethylaniline                 137-17-7
o-Anisidine                            137-17-7

and;

III. We, and our subcontractors or suppliers, will only use the following chemicals in connection with the manufacture or treatment of any of the merchandise and products (including the components thereof) manufactured hereunder, in accordance with the following standards or any further standards TBG designates from time to time:

                                   (i)  Formaldehyde: Must be less than 300
                                        p.p.m. when tested in the Acetylacetone
                                        method in accordance with Japanese law
                                        112.

                                   (ii) Pentachlorophenol (Pesticides): Must be
                                        less than 5 p.p.m.

                                   (iii) Nickel: In the event any metal parts of
                                        a garment or other merchandise coming
                                        into contact with the skin, contain
                                        nickel in excess of 0.5 micrograms per
                                        square centimeter/week, Company must be
                                        so notified and special warning labels
                                        need to be attached to the garment.

DATE: ________________
                                        ----------------------------------------
                                        [Company Name]


                                        By:
                                            ------------------------------------
                                            [Authorized Signature]

                                        Print Name:
                                                    ----------------------------